SCHEDULE 14A
                INFORMATION REQUIRED IN PROXY STATEMENT
   Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934


Filed by the Registrant  [ x ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[ x ]   Preliminary Proxy Statement
[   ]   Confidential, for Use of the Commission Only (as
permitted by Rule 14a-6(e)(2))
[   ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to 240.14a-11(c) or
240.14a-12

                   Fast Food Operators, Inc.
                   -------------------------
        (Name of Registrant as Specified In Its Charter)



  (Name of Person(s) Filing Proxy Statement, if other than the
                           Reqistrant)

Payment of Filing Fee (Check Appropriate Box):
[   ]     No fee required
[ x ]     Fee computed on table below per Exchange Act Rules
14a-6(i)(1) and 0-11
1)   Title of each class of securities to which transaction
applies:   Not applicable.

2) Aggregate number of securities to which transaction applies: Not applicable.

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Registrant is receiving an aggregate of $982,907 in cash for substantially all of its assets.

4)   Proposed maximum aggregate value of transaction: $982,907.
Total fee paid:  $200.00.


[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing
1)   Amount Previously Paid:
2)   Form, Schedule or Registration Statement No.:
3)   Filing Party:
4)   Dated Filed:


                   FAST FOOD OPERATORS, INC.

                42-40 BELL BOULEVARD, SUITE 200
                    BAYSIDE, NEW YORK  11361
                         (718) 229-1113

To Our Shareholders:

     You are cordially invited to attend a Special Meeting of the shareholders of Fast Food Operators, Inc. (the "Company"), to be held on September 12, 1998, at 10:00 a.m. local time, at the Company's offices at No. 1 Commercial Drive, Area E, Florida, New York 10921.

     At the Special Meeting, the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), will be asked to consider and vote upon a proposal to approve the sale by the Company of substantially all of the assets of the Company that relate to four (4) Popeye's Famous Fried Chicken and Biscuits restaurants located in Brooklyn, Queens and New York, New York (the "Restaurants") to Popyork LLC, a New York limited liability company (the "Purchaser"), for $900,000 in cash (subject to certain adjustments at closing) to be effected pursuant to an Asset Purchase Agreement dated as of July 10, 1998 between the Company and the Purchaser (the "Sale Transaction"), and a proposed plan of complete liquidation and dissolution of the Company whereby, provided the transactions contemplated by the Asset Purchase Agreement are approved and consummated, the Company will take action to dissolve and wind-up the business and affairs of the Company (the "Plan of Liquidation"). Details of the Sale Transaction and Plan of Liquidation (collectively, the "Proposal") are set forth in the enclosed Proxy Statement, which you are urged to read carefully.

     Your Board of Directors believes that the Proposal is in the best interests of the Company and its shareholders. In arriving at its decision to recommend the Proposal, the Board carefully reviewed and considered the terms and conditions of the Proposal and the factors described in the enclosed Proxy Statement.

     Approval of the Proposal requires the affirmative vote of the holders of two-thirds of the Company's issued and outstanding shares of Common Stock. Consummation of the Proposal will result in the termination of substantially all of the Company's current operations. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSAL AND RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE FOR APPROVAL OF THE PROPOSAL.

     If you are a holder of the Company's Common Stock, whether or not you plan to attend the meeting, please fill in the appropriate blanks, sign and date the enclosed proxy and return it in the envelope provided for that purpose. If you attend the meeting and wish to vote in person, you may do so by withdrawing your proxy prior to the meeting. Under New York law, if you abstain from voting, your abstention will be treated as a "no" vote for purposes of determining whether approval of the Proposal has been obtained.

Sincerely,


LEWIS E. TOPPER
-------------------------
Lewis E. Topper, Director,
Chairman of the Board,
President, Chief Executive
Officer, and Treasurer

                   FAST FOOD OPERATORS, INC.

                42-40 BELL BOULEVARD, SUITE 200
                    BAYSIDE, NEW YORK  11361
                         (718) 229-1113
                     ----------------------

           NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                TO BE HELD ON SEPTEMBER 12, 1998
                     ----------------------



     Notice is hereby given that a Special Meeting of the shareholders (the "Special Meeting") of Fast Food Operators, Inc., a New York corporation (the "Company"), will be held on September 12, 1998 at 10:00 a.m. local time, at the Company's offices at No. 1 Commercial Drive, Area E, Florida, New York 10921, for the purpose of considering and voting upon the following matters:

     1. A proposal to approve the sale by the Company of substantially all of the assets of the Company that are related to four (4) Popeye's Famous Fried Chicken and Biscuits restaurants located in Brooklyn, Queens and New York, New York (the "Restaurants") to Popyork LLC, a New York limited liability company (the "Purchaser"), for $900,000 (subject to adjustment at closing) in cash, to be effected pursuant to an Asset Purchase Agreement (the "Purchase Agreement") dated as of July 10, 1998 between the Company and the Purchaser (the "Sale Transaction"), and a proposed plan of complete liquidation and dissolution of the Company whereby, provided the transactions contemplated by the Asset Purchase Agreement are approved and consummated, the Company will take action to dissolve and wind-up the business and affairs of the Company (the "Plan of Liquidation").

     2. Such other business as may properly come before the Special Meeting and any adjournment thereof.

     Holders of record of the Company's common stock, par value
$.01 per share, at the close of business on August 15, 1998, are entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof.

     Please fill in the appropriate blanks, sign, date and return the enclosed proxy, whether or not you plan to attend the Special Meeting. If you attend the meeting and wish to vote in person, you may do so by withdrawing your proxy prior to the Special Meeting.


By the order of the Board of Directors,


DANIEL A. POGANSKI
------------------
Daniel A. Poganski
Secretary

August 15, 1998


                   FAST FOOD OPERATORS, INC.

                      42-40 BELL BOULEVARD
                    BAYSIDE, NEW YORK  11361
                         (718) 229-1113

                     ---------------------

                        PROXY STATEMENT
                              FOR
                SPECIAL MEETING OF SHAREHOLDERS
                TO BE HELD ON SEPTEMBER 12, 1998
                   -------------------------


     This Proxy Statement is being furnished to the holders as of the Record Date (as hereinafter defined) of common stock, par value $.01 per share (the "Common Stock"), of Fast Food Operators, Inc., a New York corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board" or the "Board of Directors"), for use at a Special Meeting of shareholders of the Company (the "Special Meeting") to be held on September 12, 1998, at 10:00 a.m. local time at the Company's offices at No. 1 Commercial Drive, Area E, Florida, New York 10921. This Proxy Statement and the accompanying Proxy are first being mailed to shareholders of the Company on or about August 15, 1998.

     At the Special Meeting, holders of the Common Stock will be asked to consider and vote upon a proposal to approve the sale by the Company of substantially all of the assets of the Company and which relate to four (4) Popeye's Famous Chicken and Biscuits restaurants located at 722 Seventh Avenue, New York; 122-10 Guy Brewer Boulevard, Queens; 850 Pennsylvania Avenue, Brooklyn; and 2137 Nostrand Avenue, Brooklyn (the "Restaurants") to Popyork LLC, a New York limited liability company (the "Purchaser"), to be effected pursuant to an Asset Purchase Agreement (the "Purchase Agreement") dated as of July 10, 1998, between the Company and the Purchaser (the "Sale Transaction"), and a proposed plan of complete liquidation and dissolution of the Company whereby, provided the transactions contemplated by the Purchase Agreement are approved and consummated, the Company will take action to dissolve and wind-up the business and affairs of the Company (the "Plan of Liquidation"). The Sale Transaction and the Plan of Liquidation (collectively, the "Proposal") and the effect of their consummation on the operations of the Company is described more thoroughly in this Proxy Statement and in the documents attached hereto which shareholders are urged to read carefully. THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSAL AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL.

     No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement in connection with the solicitation of proxies made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. All information pertaining to the Purchaser and its affiliates contained in this Proxy Statement has been supplied by the Purchaser.


                       TABLE OF CONTENTS
                                                        PAGE
                                                        ----

SUMMARY
THE SPECIAL MEETING
   TIME, DATE AND PLACE
   MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING
   VOTING AND RECORD DATE
   PROXIES
THE PROPOSAL
   INTRODUCTION
   THE COMPANY
     Background
     Transactions with Integrated Food Systems, Inc.
     Recent Restaurant Sales
     Present Operations
     Food Menu
     The Franchisor
     The Franchisee
     Trademarks and Service Marks
     Competition
     Employees
   DESCRIPTION OF THE SALE TRANSACTION
     The Purchaser
     The Sale
     Assets
     Liabilities
     Consideration
     The Closing
     Representations And Warranties
     Certain Covenants
     Conditions To Closing
     Indemnification
     Termination
   DESCRIPTION OF THE PLAN OF LIQUIDATION
     Distribution to Shareholders
     Powers of the Company Following Dissolution
     Termination
     Judicial Supervision of Liquidation
   ESTIMATE AMOUNT AVAILABLE FOR THE LIQUIDATING DISTRIBUTION
   NO APPRAISAL RIGHTS
   RECOMMENDATION OF THE BOARD OF DIRECTORS
   INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL
   REGULATORY APPROVALS
   ACCOUNTING TREATMENT
   CERTAIN INCOME TAX CONSEQUENCES
     To the Company
     To the Shareholders
   EFFECT OF THE PROPOSAL ON THE COMPANY'S SHAREHOLDERS
MARKET PRICE DATA AND RELATED MATTERS
   COMMON STOCK INFORMATION
   DIVIDENDS AND DISTRIBUTIONS
   DELISTING OF THE COMPANY'S COMMON STOCK
   POTENTIAL SHAREHOLDER LIABILITY
COMPARATIVE PER SHARE DATA
SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
   RESULTS OF OPERATIONS
     Year Ended December 28, 1997 Compared to Year
       Ended December 29, 1996
     Three Months Ended March 29, 1998 Compared to
       Three Months Ended March 30, 1997
PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY ADDITIONAL INFORMATION ABOUT THE COMPANY
   DESCRIPTION OF BUSINESS
   PROPERTIES
   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT STOCKHOLDER PROPOSALS
INDEX TO FINANCIAL STATEMENTS
ASSET PURCHASE AGREEMENT BY AND BETWEEN THE COMPANY
  AND POPYORK LLC
PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION































                            SUMMARY

The following is a brief summary of information contained elsewhere in this Proxy Statement. This summary is not a complete statement of all information, facts or materials to be voted on at the Special Meeting. This summary should only be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained in this Proxy Statement and the Exhibits hereto. Unless otherwise defined, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement. Shareholders, hereinafter defined, are urged to review carefully this Proxy Statement and the Exhibits hereto in their entirety.

                      THE SPECIAL MEETING

Time, Date and Place
--------------------

The Special Meeting will be held at the Company's offices at No.
1 Commercial Drive, Area E, Florida, New York 10921, on September
12, 1998, commencing at 10:00 a.m. local time.

Matters to be Considered at the Special Meeting
-----------------------------------------------

At the Special Meeting, shareholders of the Company will be asked to consider and vote upon the Proposal.

Record Date; Shares Entitled to Vote
------------------------------------

Holders of record of shares of Common Stock("Shareholders") at the close of business on August 15, 1998, are entitled to notice of and to vote at the Special Meeting.

Vote Required
-------------

An affirmative vote of the holders of at least two-thirds of the shares entitled to vote on the Record Date is required to authorize the Proposal. Abstentions will be treated as "no" votes for purposes of determining whether approval of the Proposal has been obtained. See "THE SPECIAL MEETING -- Voting and Record Date."

                          THE PROPOSAL

Introduction
------------

The Company has entered into a Purchase Agreement dated as of July 10, 1998 with Popyork LLC, a New York limited liability company ("Popyork"). The Purchase Agreement provides for the sale of substantially all of the assets of the Company to the Purchaser for an aggregate purchase price as determined in accordance with the Purchase Agreement: (i) cash in the amount of $900,000, (ii) cash in the amount of the value of Inventory and the Restaurants' "banks," (iii) certain prepaid/accrued items
and (iv) other standard closing adjustments.   The sale will
leave the Company with no restaurant operations; accordingly, the Company intends to convert all remaining assets to cash and to implement the Plan of Liquidation, whereby the Company would retire all of its remaining liabilities and distribute its remaining cash to shareholders. See "THE PROPOSAL -- INTRODUCTION," "-- DESCRIPTION OF THE SALE TRANSACTION," and "-- DESCRIPTION OF THE PLAN OF LIQUIDATION."

The Company
-----------

The Company is engaged in the ownership, management and operation of franchised Popeye's Famous Fried Chicken and Biscuit restaurants as franchisees of America's Favorite Chicken Company ("Franchisor"). The principal executive office of the Company is located at 42-40 Bell Boulevard, Suite 200, Bayside, New York 11361. See "THE PROPOSAL -- The Company," "PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY" and "ADDITIONAL INFORMATION ABOUT THE COMPANY -- DESCRIPTION OF THE Business."

              DESCRIPTION OF THE SALE TRANSACTION

The Purchaser
-------------

Popyork is a New York limited liability company. The principal executive offices of the Purchaser are located at 300 Main, Suite 202, Little Falls, NJ 07424. Popyork's managing member is Gary Monie, a former Vice-president of the Company. See "THE PROPOSAL -- DESCRIPTION OF THE SALE TRANSACTION -- The Purchaser."

Terms of Sale
-------------

Upon the terms and subject to the conditions of the Purchase Agreement, the Company will sell and transfer, and the Purchaser will purchase and acquire, the Assets (as defined in the Purchase Agreement), and the Company will transfer to the Purchaser, and the Purchaser will assume and agree to pay, perform and discharge, the Assumed Liabilities (as hereinafter defined) set out in the Purchase Agreement. The Assets include all of the right, title and interest of the Company in and to: (i) the Leased Property (as defined in the Purchase Agreement), subject to the approval of each respective lessor, on the same terms and conditions as are presently set forth in the Lease Agreements (as defined in the Purchase Agreement) for the location of each of the Restaurants or upon an amendment to such Lease Agreements mutually agreed upon by the lessor and lessee; (ii) the Equipment (as defined in the Purchase Agreement); (iii) the assignment of the Franchise Agreements (as defined in the Purchase Agreement) pertaining to the Restaurants, subject to the approval of Franchisor; (iv) the Company's rights, if any, under the contracts, agreements and commitments of the Company relating to the business conducted at the Restaurants but only to the extent provided in the Purchase Agreement; (v) the prepaid items, deposits, customary cash "banks" for the Restaurants, and other special items provided for in the Purchase Agreement; and (vi) all of the Inventory (as defined in the Purchase Agreement) of the Company. "Assumed Liabilities" include (i) all liabilities arising under the Lease Agreements for the Leased Property and
(ii) all of the Company's obligations and liabilities under service contracts, licenses and concessions, if any, as more fully described in the Purchase Agreement. See "THE PROPOSAL -- DESCRIPTION OF THE SALE TRANSACTION -- Assets" and "-- Liabilities."

Consideration
-------------

In consideration for the purchase of the Assets (subject to certain adjustments at closing in accordance with the Purchase Agreement), Popyork will pay to the Company at the Closing as determined in accordance with the Purchase Agreement: (i) cash in the amount of $900,000, (ii) cash in the amount of the value of Inventory and the Restaurants' "banks," (iii) certain prepaid/accrued items and (iv) other standard closing adjustments. See "THE PROPOSAL -- DESCRIPTION OF THE SALE TRANSACTION -- Consideration."

Termination and Certain Other Provisions
----------------------------------------

The Purchase Agreement contains certain representations, warranties, covenants, conditions and indemnification agreements of the Company and the Purchaser customary for transactions of the type contemplated by the Purchase Agreement. See "THE PROPOSAL -- DESCRIPTION OF THE SALE TRANSACTION --
Representations and Warranties," "-- Certain Covenants," "-- Conditions to Closing," "-- Indemnification" and "-- Termination."

The Purchase Agreement may be terminated at any time prior to the
Closing: (i) by mutual written agreement of Purchaser and Seller;
(ii) by Purchaser if the Closing has not occurred by September 30, 1998, provided that Purchaser is not responsible for the Closing not having occurred; or (iii) by Seller if the Closing has not occurred by September 30, 1998, provided that Seller is not responsible for the Closing not having occurred. See "THE PROPOSAL -- DESCRIPTION OF THE SALE TRANSACTION -- Termination."

             DESCRIPTION OF THE PLAN OF LIQUIDATION

The Plan of Liquidation
-----------------------

The Company would implement a liquidation plan dated as of the Closing Date entitled "Plan of Complete Liquidation and Dissolution of Fast Food Operators, Inc." (the "Plan of Liquidation"). The Company will then file a certificate of voluntary dissolution with the Secretary of State of the State of New York, thereby terminating the corporate existence of the Company. The directors and officers of the Company will wind up the affairs of the Company, collect and sell its assets for cash and pay the Company's liabilities and claims. After any remaining claims against the Company are resolved by the Company, the Company anticipates that it will make two distributions to the Shareholders. It is anticipated that the first of such distributions will occur within thirty (30) days after the dissolution of the Company (the "Initial Distribution"). The final distribution in complete liquidation of the Company will occur within twelve months from the date of the dissolution of the Company (the "Final Distribution") (the Initial Distribution and the Final Distribution collectively referred to as, the "Liquidating Distribution"). See "THE PROPOSAL -- DESCRIPTION OF THE PLAN OF LIQUIDATION."

Estimated Amount Available for the Liquidating Distribution
-----------------------------------------------------------

The Company estimates that as a result of the consummation of the Plan of Liquidation, approximately $980,573.00 or $0.11 per share should be available for distribution to the Company's Shareholders. The Initial Distribution will be approximately $802,287.00 or $0.09 per share. It is anticipated that the Final Distribution should be approximately $178,286.00 or $0.02 per share.

Background and Reasons for the Proposal
---------------------------------------

The Proposal represents an opportunity for the Company to ensure a sizable return of capital distribution to its Shareholders through the application of the proceeds of the Sale Transaction.
See "THE  PROPOSAL -- Background and Reasons for the Sale
Transaction."

Recommendation of the Board of Directors
----------------------------------------

The Board of Directors believes that the Sale Transaction and the Plan of Liquidation are fair to, and in the best interest of, the Company and its Shareholders. Accordingly, the Board of Directors has unanimously approved the Proposal and recommends to the Company's Shareholders that they vote FOR its approval. The Board of Directors has determined that the Proposal represents an opportunity to sell the Restaurants at acceptable valuations.
See "THE PROPOSAL -- Recommendation of the Board of Directors."

Interests of Certain Persons in the Sale Transaction
----------------------------------------------------

Popyork, LLC is member managed by Gary M. Monie, formerly a Vice President of both the Company and Integrated Food Systems, Inc. and a member of their Boards of Directors. Mr. Monie resigned from these positions in the fall of 1995. Since resigning these positions, Mr. Monie has continued to provide restaurant operation supervisory services for the Company as a consultant. See "THE PROPOSAL -- Interests of Certain Persons in the Sale Transaction."

Certain Income Tax Consequences
-------------------------------

The conversion of the Company's assets into cash pursuant to the Purchase Agreement and the Plan of Liquidation will be taxable transactions with respect to the Company to the extent that any gain or loss is realized. Generally, any gain or loss recognized by a Shareholder of the Company on the liquidation of the Company will constitute a capital gain or loss. See "THE PROPOSAL -- Certain Income Tax Consequences."

Effect of the Sale Transaction on the Company's Shareholders
------------------------------------------------------------

If the Proposal is consummated, trading of Common Stock of the Company will no longer be possible on the earlier of (i) the date on which the NASD so directs or (ii) the date assets are transferred in the Final Distribution. Shareholders shall surrender their Common Stock to the Company in order to receive such Shareholders' Final Distribution. Surrendered Shares shall be canceled by the Company. See "THE PROPOSAL -- Effect of the Sale Transaction on the Company's Shareholders."


                      THE SPECIAL MEETING

TIME, DATE AND PLACE

This Proxy Statement is being furnished to the holders as of the Record Date of the Common Stock in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting to be held on September 12, 1998, at 10:00 a.m. local time, at the Company's offices at No. 1 Commercial Drive, Area E, Florida, New York 10921.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

At the Special Meeting, the holders of the Common Stock will be asked to consider and vote upon (i) the Proposal and (ii) such other business as may properly come before the meeting and any adjournment thereof.


VOTING AND RECORD DATE

The Board of Directors has fixed August 15, 1998, as the record date ("Record Date") for determining holders of Common Stock of record entitled to receive notice of and to vote at the Special Meeting. Accordingly, only holders of record of Common Stock who are holders of such securities as of the Record Date will be entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 8,914,300 shares of Common Stock outstanding and entitled to vote.

Each holder of record of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by a properly executed proxy, with respect to the approval of the Sale Transaction and any other matter to be submitted to a vote of Shareholders at the Special Meeting.

The presence at the Special Meeting, in person or by a proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum at the Special Meeting. Votes cast by proxy or in person at the Special Meeting will be counted by the persons appointed by the Company to act as the inspectors for the meeting. Shares represented by proxies that reflect abstentions or include "broker non-votes" will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

For corporations in existence on February 23, 1998, New York law provides that a sale, lease, exchange or other disposition of all or substantially all of the assets of a New York corporation, such as the Company, would require the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon, unless the corporation's Certificate of Incorporation has been amended to provide for a simple majority vote. The Company's Certificate of Incorporation has not been amended as such; therefore, the affirmative vote of the holders of at least two-thirds of the shares entitled to vote on the Record Date is required to authorize the Proposal. Abstentions and "broker non-votes" will be included in the calculation for purposes of determining whether the Proposal has been approved and will be treated as "no" votes.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSAL
AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL. THE COMPANY IS SEEKING STOCKHOLDER APPROVAL OF THE PROPOSAL. If the Company fails to obtain approval of the Proposal by the Company's Shareholders, the Company will not proceed with the Sale Transaction or the Plan of Liquidation.


PROXIES

All shares of Common Stock that are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not duly and timely revoked, will be voted at the Special Meeting in accordance with the choices marked thereon by the Shareholders. Unless a contrary choice is marked, the shares will be voted FOR approval of the Proposal.

At the time this Proxy Statement was filed with the Securities and Exchange Commission (the "SEC"), the Board of Directors was not aware that any other matters not referred to herein would be presented for action at the Special Meeting. If any other matters properly come before the Special Meeting, the persons designated in the proxy intend to vote the shares represented thereby in accordance with their best judgment.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote of the Special Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokers and other custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of shares of Common Stock held of record by such brokers, custodians, nominees and fiduciaries, and the Company may reimburse such brokers, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection therewith. Directors and employees of the Company may also solicit proxies in person or by telephone without receiving any compensation in addition to their regular compensation as directors and employees.


                          THE PROPOSAL

INTRODUCTION

The Company has entered into a Purchase Agreement dated as of July 10, 1998 with Popyork LLC, a New York limited liability company. The Purchase Agreement provides for the sale of substantially all of the assets of the Company to the Purchaser for an aggregate purchase price of: (i) cash in the amount of $900,000, (ii) cash in the amount of the value of Inventory and the Restaurants' "banks," (iii) certain prepaid/accrued items and (iv) other standard closing adjustments as determined in accordance with the Purchase Agreement. On the Closing Date of the transaction contemplated by the Purchase Agreement, the Assets would be transferred to the Purchaser and the Purchaser would assume specified liabilities of the Company. It is a condition of the sale of the Assets that the Shareholders of the Company approve the Purchase Agreement. In order to comply with certain provisions of New York law, the approval by the Shareholders of the Purchase Agreement will be conditioned upon the dissolution of the Company and the distribution of substantially all of its net assets to the Shareholders within one year after the Closing Date. The Purchase Agreement is described in more detail herein under "THE PROPOSAL -- DESCRIPTION OF THE SALE TRANSACTION."

On the Closing Date, the proceeds from the sale of assets under the Purchase Agreement will all be deposited with the Company pursuant to the Plan of Liquidation, as defined herein. Such proceeds will be available for satisfying claims which may be asserted by the Purchaser against the Company. On the date of the Final Distribution, any amounts then held by the Company which are not the subject of pending claims will be released to the Shareholders.

On the Closing Date, the Company would implement a liquidation plan entitled "Plan of Complete Liquidation and Dissolution of Fast Food Operators, Inc." (the "Plan of Liquidation"). The Board has already approved the Plan of Liquidation, subject to the approval of Shareholders of the Proposal. The Company will then file a certificate of voluntary dissolution with the Secretary of State of the State of New York, thereby terminating the corporate existence of the Company, and shall execute, acknowledge and file such certificates and other documents as shall be necessary to withdraw as a foreign corporation in jurisdictions in which it is qualified to do business. At such point, the business of the Company would be limited to winding up its affairs.

In accordance with the Plan of Liquidation, on the Closing
Date, the directors and officers of the Company will wind up the affairs of the Company, collect and sell its assets for cash, pay or contest its liabilities and claims and allow for the Initial Distribution and Final Distribution to Shareholders. See "THE PROPOSAL -- NO APPRAISAL RIGHTS."

The Company will make the Initial Distribution to the Shareholders within thirty (30) days after the Closing Date. Thereafter, any remaining claims against the Company whether under the Purchase Agreement or otherwise will be resolved by the Company on behalf of the Shareholders. Promptly after such claims are resolved, the Company anticipates that it will make the Final Distribution to the Shareholders. It is anticipated that the Final Distribution will occur within twelve months from the Closing Date.

Shareholders will vote on approval of the Purchase Agreement and the Plan of Liquidation as a single proposal.

In connection with the sale of the Assets and the dissolution and liquidation of the company, Shareholders of the Company will not have appraisal rights. See "THE PROPOSAL -- NO
APPRAISAL RIGHTS."


                          THE COMPANY

Background
----------

Fast Food Operators, Inc. (the "Company") was incorporated on December 18, 1978, pursuant to the laws of the State of New York. The Company conducts substantially all of its business under the trade name "Popeyes Famous Fried Chicken of New York."

On December 27, 1978, the Company entered into an option agreement with Popeyes Famous Fried Chicken, Inc., a Louisiana corporation ("PFFC"), pursuant to which the Company paid a total of $170,000 for options to establish and operate 17 Popeyes Famous Fried Chicken and Biscuits restaurants in specified geographical areas within the Counties of New York and Queens, in the City of New York.

On April 9, 1981, the Company's Registration Statement on
Form S-18 was declared effective by the United States Securities and Exchange Commission. Pursuant to such Registration Statement, the Company offered and sold to the public 2,200,000 Units (each Unit consisting of one share of Common Stock and one Common Stock Purchase Warrant to purchase a one-quarter fractional share of Common Stock) and received net proceeds therefrom of approximately $1,728,000.

As of December 27, 1984, the date of the expiration of the option agreement, the Company had exercised ten of its 17 options. On January 22, 1985, the Company entered into a development agreement with PFFC pursuant to which the Company purchased the option to open up to 12 additional stores in specified geographical areas within the Counties of Kings (Brooklyn) and Queens in the City of New York and the right to open additional stores in Manhattan on a case-by-case basis. The Company paid PFFC $50,000 for the five additional options and PFFC gave the Company credit for $70,000 previously paid under the option agreement for the seven options which the Company did not exercise thereunder. The Company entered into a separate development agreement, dated July 6, 1987, with respect to its Popeyes Famous Fried Chicken and Biscuits restaurant on 40 Empire Boulevard in Brooklyn, New York. Subsequently, in 1990, the Company sold two of its options under the development agreement to third party purchasers for $10,000 per option.

On January 26, 1988, the Company entered into a series of transactions with Integrated Food Systems, Inc., a New Jersey corporation ("IFS"), pursuant to which, among other things, the Company agreed to be managed by IFS and borrowed $420,000 from IFS. See "Transactions with IFS."

In 1992, PFFC, whose parent company had been in bankruptcy, was acquired by America's Favorite Chicken Company, a Minnesota corporation ("Franchisor"). See "THE PROPOSAL -- THE COMPANY --
The Franchisor."

The development agreement provided that each time the Company exercised an option it was required to pay a $15,000 fee and to enter into a franchise agreement calling for the payments of certain royalties on sales, as more fully described under the heading "The Franchise" below. Under the development agreement, the Company had, until 60 days after the last store was opened thereunder, the nonexclusive right to open Popeyes Famous Fried Chicken and Biscuits restaurants in its specified areas in Brooklyn, Queens and Manhattan.

The development agreement provided that the options must be exercised and restaurants opened no later than specified. On March 9, 1992, the development agreement was amended to reinstate two options which expired unexercised in 1986 and to extend the date by which each of the remaining eight stores under option was required to be opened. In October 1992, the Company sold the option due to expire on March 1, 1993 to a third party for $10,000.

The Company permitted its September 1, 1993 and March 1,
1994 options to expire unexercised; however, management requested the Franchisor to restore such options with revised expiration dates of March 1, 1997 and September 1, 1997, respectively. Management had received verbal assurance that reinstatement of the expired options with the requested expiration dates would be granted; however, in 1994, the Company and the Franchisor were unable to agree upon terms for the reinstatement of such expired options. The Company's option which was exercisable by September 1, 1994 also expired unexercised. The Company recognized a loss of $30,000 in fiscal 1994 as a result of the three expired options. The Company was accordingly in default of the development agreement.

As a result of the defaults described above, the Franchisor had the right, among others, to terminate the development agreement, or to reduce the number of options. On January 30, 1995, the Franchisor notified the Company that pursuant to its rights thereunder, it was terminating the development agreement as a result of the Company's noncompliance with the amended development schedule. As of the date of such termination, the Company had four unexpired options remaining under the development agreement. The Company recognized the related $40,000 loss in the first quarter of fiscal 1995. The termination of the Development Agreement had no effect on the existing franchise agreements.

As of July 10, 1998, the Company was operating five Popeyes restaurants of which one was subject to a contract of sale. Six restaurants were sold and/or closed during the fourteen-month period from October 1994 to November 1995. On April 15, 1997, the Company sold the Hillside, Queens Restaurant. On July 8, 1998, the Company agreed to sell the Empire Boulevard, Brooklyn Restaurant to 40 Empire Chicken Corp., a New York corporation, which is affiliated with the Empire Restaurant's current manager, Lalmir Sultanzada, for $70,000 in cash, plus the usual closing adjustments for the cash bank, inventory and prepaid/accrued items. See "THE PROPOSAL -- THE COMPANY -- Recent Restaurant Sales," "-- Present Operations," "-- The Franchise" and "-- The Franchisor," and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Transactions with Integrated Food Systems, Inc.
-----------------------------------------------

Integrated Food Systems, Inc. ("IFS"), a New Jersey corporation, is a 33.65% shareholder of the Company and a wholly-owned subsidiary of Fast Food Systems, Inc. IFS presently manages two Wendy's franchises in New Jersey, having disposed of 19 Wendy's restaurants in the New York Metropolitan area during the fourteen-month period from February 1995 to March 1996.

On December 28, 1990, the Company and IFS entered into a series of transactions (the "1990 Transactions"), which by their terms, were subject to ratification by the affirmative vote of the holders of a majority of the Company's outstanding voting common stock at the Company's 1991 annual meeting of shareholders. In exchange for the cancellation of $210,000 of the Company's secured debt to IFS representing one-half of its note payable thereto and $240,000 owing to IFS by the Company for unpaid management fees and interest charges, the Company agreed to issue 3,000,000 common shares to IFS. Absent the 1990 Transactions, the $420,000 note payable to IFS was convertible into 1,400,000 common shares, representing upon such conversion, 19.1% of the issued and outstanding Common Stock of the Company. The 3,000,000 common shares issued to IFS upon shareholder approval of the 1990 Transactions represent a 33.65% interest in the Company.

As part of the 1990 Transactions, a new $210,000 secured promissory note due January 26, 1992 was issued by the Company. The new note was identical to the prior note except that it was not convertible into Common Stock. The new note bore interest, payable monthly, at a rate equal to two points above the prime interest rate. As of January 26, 1992, the new note was amended as to its principal repayment terms, in contemplation of the 1990 Transactions being approved by the Shareholders. The revised repayment terms were: (i) $30,000 on January 26, 1992, and (ii) $10,000 per month for eighteen months commencing February 26, 1992. The Company initially failed to meet its payment obligations to IFS under the new note as they became due; however, IFS did not declare a default thereon. When the Company reached its peak season, during the summer of 1992, it was able to satisfy its past due obligations under the new note. The new note was paid in full, according to its amended repayment schedule, on July 26, 1993.

Also in connection with the 1990 Transactions, the Company and IFS further amended a Management Agreement (the "Management Agreement") under which IFS provides, among other things, consultative, supervisory and advisory services to the Company. Under the terms of the amendment, IFS was to receive $16,000 per annum for each restaurant managed for the Company and income-related incentive fees, previously provided for, were eliminated. By its terms, the December 28, 1990 amendment to the Management Agreement required (and received) shareholder ratification at the Company's next occurring annual meeting. Under the terms of the previous management agreement, IFS received $16,000 per month without regard to the number of restaurants under management, in addition to other income-related incentives (which, historically were not met). As amended in connection with the 1990 Transactions, the Management Agreement would have remained in effect until January 25, 1992; however, by an amendment dated January 26, 1992, the term of the Management Agreement was extended until January 25, 1993. By its terms, the January 26, 1992 amendment to the Management Agreement was also subject to (and also received) ratification by the Company's shareholders at the Company's 1992 Annual Meeting. Effective as of January 26, 1993, the Management Agreement was further amended to extend its term until January 25, 1994. As of January 26, 1994, the Management Agreement was extended until January 25, 1995 except that the management fee was reduced to $12,000 per restaurant per year. As of January 26, 1995, the Management Agreement was extended until January 25, 1996. Effective as of January 26, 1996, the Management Agreement was extended until January 25, 1997. Per restaurant fees remained at $12,000 per annum; however annual aggregate fees could not be less than $108,000. Effective as of January 26, 1997, the Management Agreement was extended until January 25, 1998. Per restaurant fees remained at $12,000 per annum; however, the annual aggregate minimum fee was reduced to $96,000. Effective as of January 26, 1998, the Management Agreement was extended until January 25, 1999 at the same per restaurant and minimum fees. Management fees were $97,000 and $105,000 in fiscal 1997 and 1996, respectively. See
Management's Discussion and Analysis of Financial Conditions and Results of Operations.

The Company's 1992 Annual Meeting took place on June 25,
1992, at which time the Company's Shareholders ratified and approved the 1990 Transactions. In accordance therewith, $450,000 of aggregate indebtedness to IFS, including $210,000 of note principal, was converted to equity and IFS was issued 3,000,000 shares of the Company's Common Stock. The amended Management Agreement similarly went into effect, and as both the stock subscription and amended Management Agreement provided for their approval to be retroactive to December 28, 1990, an additional $67,306, representing the difference in management fees (attributable to the Company operating fewer than twelve restaurants for portions of the intervening eighteen-month period) and interest charges on the $210,000 of note principal retroactively extinguished, was contributed to the paid-in capital of the Company.

At December 31, 1995, pursuant to an interest-free, short-term advance, repayment of which was made during the first quarter of fiscal 1996, IFS owed the Company $153,010. At December 29, 1996 and December 28, 1997, the Company owed IFS $16,683 and $13,222, respectively for the management fee for the month then ended and other miscellaneous items.

Recent Restaurant Sales
-----------------------

     The Company entered into an asset purchase agreement, dated as of July 8, 1998 (the "Agreement"), whereby the Company has agreed to sell the assets that relate to the Restaurant on 40 Empire Boulevard, Brooklyn, New York to 40 Empire Chicken Corp., a New York corporation, which is controlled by Lalmir Sultanzada, the current manager of such Restaurant under a separate management agreement. Pursuant to the Agreement, the Company has agreed to sell the Restaurant for $70,000 in cash, plus the usual closing adjustments for the cash bank, inventory and prepaid/accrued items.

     On April 15, 1997, the Company and an unaffiliated entity also controlled by Lalmir Sultanzada (who had previously purchased two of the Company's restaurants) consummated the sale of the Company's Hillside Avenue, Queens Restaurant. The purchase price for this restaurant, the lease for which expires on July 31, 1988, was $30,000 plus closing adjustments of $11,331 for inventory and prepaid/accrued items. The price is subject to increase by a minimum of $50,000 if the purchaser obtains any extension of the lease. For extensions of the lease term in excess of five years, the price is increased by an additional $10,000 per year to a maximum of $50,000. Accordingly, if the lease is extended for ten or more years, the adjusted purchase price will be $130,000. It is not anticipated that such lease will be extended, however, in the event a lease extension is obtained, the proceeds therefrom will be paid to the Company.
The Company recorded a gain on the sale of $13,908. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Present Operations
------------------

Since June 1979, the Company exercised 12 of the options purchased by it pursuant to the option agreement and the development agreement, and acquired three existing Popeyes restaurants in New Jersey and opened three Popeyes restaurants in New York, pursuant to a separate development agreement. During the same period, the Company closed five restaurants, one at 172 West 72nd Street in New York, New York, upon the expiration of the lease; one at 46-05 Northern Boulevard in Queens, New York and one at 125 West 42nd Street, New York, New York, both of which were unprofitable restaurants at the time of closure; one in Raritan, New Jersey, due to condemnation-related construction activity at the site; and one at 46-48 161st Street, Bronx, New York, another location which was unprofitable at the time of closure, and whose lease was terminated by IFS, the sub-lessor. During the same period, the Company sold two restaurants, one at 168-30 Hillside Avenue, Queens and one at 1126 Eastern Parkway, Brooklyn, New York (which had opened in August 1993 and to which the Raritan franchise rights had been transferred) both of which were unprofitable at the time of sale and both of which were sold to entities controlled by Lalmir Sultanzada. In 1995, the Company also sold at a gain three profitable restaurants, located at 1318 Liberty Avenue, Hillside, New Jersey; 372 Central Avenue in East Orange, New Jersey; and 1307 Teaneck Road in Teaneck, New Jersey. In April 1997, the Company sold at a gain the restaurant located at 144-20 Hillside Avenue in Queens, New York. The Company has entered into agreements ("Franchise Agreements") with PFFC and its successor in interest with respect to its five continuing Popeyes restaurant franchises in New York. The Company has one continuing subleased location. The Popeyes restaurants are located at 722 Seventh Avenue in the Times Square area of the Borough of Manhattan, City of New York; 850 Pennsylvania Avenue and 2137 Nostrand Avenue (sub-lease) in the Borough of Brooklyn, City of New York; and 122-10 Guy Brewer Boulevard in the Borough of Queens, City of New York, 40 Empire Boulevard, Brooklyn, New York which is subject to a contract of sale. See "ADDITIONAL INFORMATION ABOUT THE COMPANY -- PROPERTIES."

Effective April 1, 1996 the Company entered into a management agreement with Lalmir Sultanzada (the "Manager") to manage the operations of its Popeye's Restaurant on Empire Boulevard in Brooklyn. The agreement, the initial term of which expired December 31, 1996 is automatically renewable unless canceled by the Company or the Manager, in each case, upon written notice of 30 or 90 days, respectively. If the agreement is terminated by reason of the Manager's breach or is otherwise terminated by the Manager for any reason other than a breach by the Company, the Manager must pay a $10,000 termination fee. The Manager paid a $15,000 security deposit upon the commencement of the agreement.

The agreement provides for a monthly management fee to the Manager equal to the restaurant's cash flow including sub-lease income less the greater of $200 or five percent of such monthly cash flow total, calculated monthly and not cumulatively. Stated conversely, the Company receives the greater of $200 per month or 5% of the restaurant's total monthly cash flow. Any negative cash flow in any month is borne by the Manager and the Company still receives the $200 minimum amount for such month. The Company earned the minimum $1,800 amount for the nine months the agreement was in effect in fiscal 1996. The amount retained by the Manager during this period was $10,686. In fiscal 1997 the Company earned the minimum fee of $2,400 but was also reimbursed by the Manager for $4,084 of net cash flow shortfall for the year. At the end of fiscal 1997, cognizant of the poor results and future prospects for this restaurant, management of the Company determined that this location's carrying value was unlikely to be recovered through its future cash inflows and decided to seek the sale of this restaurant. In accordance with generally accepted accounting principles, the Company wrote down the tangible and intangible assets of this restaurant to $60,000, representing their estimated fair value less estimated costs to sell and recorded an impairment loss of $159,772. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "ADDITIONAL INFORMATION ABOUT THE COMPANY."

On July 8, 1998, the Company entered into an asset purchase agreement (the "Agreement"), whereby the Company agreed to sell the assets that relate to the Restaurant on 40 Empire Boulevard, Brooklyn, New York to 40 Empire Chicken Corp., a New York corporation, which is controlled by Lalmir Sultanzada, the current Manager of such Restaurant. Pursuant to the Agreement, the Company has agreed to sell the Restaurant for $70,000 in cash, plus the usual closing adjustments for the cash bank, inventory and prepaid/accrued items.

At the time of its acquisition, the now-closed Raritan, New Jersey location was subject to a condemnation proceeding. Such proceeding was concluded in December 1993 at a significant gain
to the Company.   In September 1994, the Raritan landlord
commenced a lawsuit against the Company. In March 1997, the lawsuit was adjudicated with the substantial and unexpected award for the plaintiff. In April 1997, the parties agreed to a settlement of the judgment amount pursuant to which the Company paid the plaintiff a total of $143,500. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

For the five fiscal years ended December 28, 1997, December
29, 1996, December 31, 1995, December 25, 1994 and December 26, 1993, the Company recorded sales of $5,247,779, $5,349,978,
$6,588,338, $8,062,632 and $8,240,781, respectively.  The Company had net income of $32,910 in 1997, a net loss of $137,412 in 1996, net income of $518,705 in 1995 and net losses of $228,720 and $57,465 in 1994 and 1993, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Company's present restaurants range in size from approximately 1,000 to 2,500 square feet of space and seat from approximately 38 to 66 persons. Restaurant hours of operation vary, depending upon location.

The Company obtains its equipment, supplies, and food products from sources recommended and approved by the Franchisor.
In order to serve its featured "New Orleans Style" spicy and mild fried chicken, the Company must purchase its batter mix and special spices from Franchisor approved distributors.

The Franchisor maintains quality control over the operations of its franchised restaurants by means of periodic, on-site inspections and evaluations. All aspects of business operations are inspected and evaluated, including cleanliness, service, food recipes and taste, and management. The failure by the Company to achieve satisfactory inspections and evaluations may be deemed to be a default under those provisions of the Franchise Agreements which require the Company to operate in accordance with the Franchisor's franchising "system," which default, if not cured within 30 days of written notice of default sent by the Franchisor to the Company, may result in termination of the Franchise Agreement.

The Company has sought to find and establish restaurants in high traffic areas, and advertises in each restaurant's local area by means of discount coupons which are distributed throughout the marketing area, electric and electronic sign advertising and local community promotions. The Company also uses the nationally known and copyrighted figure of Popeye the Sailorman and its related family of characters in the Company's advertising and promotions, as well as throughout the decor of its restaurants. The Company has in the past undertaken limited local television and radio advertising promotions. Pursuant to the Company's Franchise Agreements, 3% of the Company's gross sales, exclusive of sales taxes, is to be contributed to the Franchisor for advertising, as more fully described under the heading "The Franchise."

Food Menu
---------

Each of the Company's operating restaurants is a "limited menu" restaurant which utilizes the Popeyes Famous Fried Chicken and Biscuits fast food system and which specializes in the preparation and sale of uniquely flavored "New Orleans Style" spicy and mild fried chicken. The Company depends upon the distinctive taste of the batter used in the preparation of fried chicken and other items in order to attract and retain customers. The recipe for the batter mix is the property and trade secret of the Franchisor and the precise spices and ingredients and proper proportions of such spices and ingredients are unknown to the Company. As a result, the Company is required to purchase the batter mix and spices from distributors approved by the Franchisor.

In addition to featuring its "New Orleans Style" fried chicken, the Company's restaurants offer for sale such accompanying food items as barbecue chicken sandwiches, onion rings, cole slaw, french fried potatoes, corn on the cob, cajun rice, cajun nuggets, cajun popcorn bite-sized shrimp and red beans, cajun style french fries and rice. Certain of these items are also prepared utilizing the Franchisor's proprietary spice blends. Although the Company possesses the recipe for preparing the above items, the blend of spices used therefor are the property of the Franchisor, and the Company must purchase such spices directly from the Franchisor's authorized distributors.

The Franchisor
--------------

The Company originally purchased the right to establish and operate Popeyes Famous Fried Chicken and Biscuits restaurant franchises from PFFC, a privately-held company founded in 1972. In 1992, PFFC, whose parent had been in bankruptcy, was acquired by the Franchisor who continues to operate a national fast food system consisting of company-owned and franchised restaurants. The Franchisor's executive offices are located in Atlanta, Georgia.

There are approximately 1229 Popeyes Famous Fried Chicken and Biscuits restaurants currently operating in 40 states, the District of Columbia, and nineteen countries. Approximately 15% of all restaurants are owned by the Franchisor, and the balance are owned by franchisees. To the Company's knowledge, the nearest Popeyes Famous Fried Chicken and Biscuits restaurant not operated by the Company is located in Manhattan on 34th Street.

The Franchise
-------------

Historically, when the Company decided upon a site for a Popeyes restaurant, it submitted such site to the Franchisor for approval. Under the development agreement, the Franchisor had 30 days to approve or disapprove any proposed site. Within 90 days after site approval, the Company was to submit to the Franchisor proof that it owned the site or had a lease for such site containing certain required provisions, including that the term of the lease, together with renewal options was for at least 20 years (although such requirement had been waived in certain instances). In addition, the Company was required to submit plans and specifications for such site to the Franchisor for approval, which plans and specifications were to be in accordance with the Franchisor's standards and specifications for franchised locations. After such approvals were given by the Franchisor, the Company and the Franchisor entered into a Franchise Agreement covering the establishment and operation of a Popeyes Famous Fried Chicken restaurant franchise to be operated at the chosen location.

Although the Franchisor terminated the development agreement as of January 30, 1995, such action did not irrevocably preclude the Company from acquiring additional franchises. However, the Company has no expansion plans and if the Proposal is approved the Company will be liquidated.

PFFC and, as its successor in interest, the Franchisor, and the Company have entered into Franchise Agreements for each of the Company's restaurants of which five continue in effect (including the Empire Boulevard Restaurant which is subject to a sale agreement). Such Franchise Agreements generally provided for the Company to pay a franchise fee of $25,000 per franchise of which $10,000 was credited from the applicable option being exercised. The term of each Franchise Agreement and the franchise granted thereunder is 20 years from the date the Franchise Agreement is executed, and is thereafter renewable at the Company's option for one additional ten-year period. In order to renew, the Company must satisfy certain conditions, including the payment of one-half of the then current franchise fee; the execution of the then current Franchise Agreement, which may include a higher royalty rate or advertising fund contribution than currently paid; the execution of a general release in favor of the Franchisor; satisfaction of all monetary obligations to the Franchisor; and the reasonable remodeling and/or modernization of the franchised location, in accordance with the specifications contained in the Franchisor's then current Franchise Agreement or Operating Manual.

Each Franchise Agreement requires the Company to pay a continuing royalty fee, payable on a weekly basis, equal to 5% of gross sales. The Company also is currently required to pay an additional sum equal to 3% of gross sales, exclusive of sales tax, payable on a weekly basis, as and for its advertising contribution. Three-fourths of such amount is required to be contributed to a regional advertising cooperative which purchases regional media advertising.

The occurrence of certain events constitutes a default under the Franchise Agreement. Such events include the failure to make timely payments to the Franchisor; the failure to abide by the Franchise Agreement; the filing of a petition in bankruptcy by the Company, or the Company's consent to the filing of such a petition by another; the adjudication of the Company as bankrupt; the unauthorized transfer by the Company of any rights or obligations under the Franchise Agreement; the Company's repeated violation of the Franchise Agreement, whether or not cured; or the cessation by the Company of business activities at the franchised location. In the event of default, the Franchisor, at its option, may terminate the Franchise Agreement.

Upon payment of the franchise fee and continuing royalty and advertising fees, the Franchisor provides and will continue to provide the Company with the following services: (a) standard basic plans and specifications for equipment, furnishings, decor, layouts and signs, together with advice and consultation concerning the architectural layout of Company stores; (b) lease review and approval; (c) a pre-opening and continuing training program; (d) pre-opening and continuing management training at the school operated by the Franchisor; (e) a Confidential Operations Manual; (f) special recipe techniques; (g) food preparation instructions; (h) standardized accounting methods;
(i) cost control methods; (j) portion control systems; and (k) grand opening advertising and promotion supervision.

The Franchise Agreements, among other things, require the Company to maintain a high degree of cleanliness and repair, to operate in conformity with procedures established by the Franchisor, to use supplies conforming to the Franchisor's standards purchased from suppliers approved by the Franchisor, and to sell only items meeting the Franchisor's standards and which have been expressly approved by the Franchisor.

The Franchise Agreements also provide that during their term, and for a period of one year thereafter, no officer, director or 5% shareholder of the Company will divert or attempt to divert any business of the Company to any competitor, to employ or seek to employ any employee of the Franchisor or any other franchisee, or own, operate, or have more than a 5% beneficial interest in any restaurant which is similar to a Popeyes restaurant. In addition, no officer, director or 5% shareholder of the Company may own, maintain, engage in, or have a controlling interest in any business which is similar to or the same as the franchised business (except other Popeyes restaurants), within a five or ten mile radius of the Popeyes restaurant subject to such Franchise Agreement.

Trademarks and Service Marks
----------------------------
In much of its advertising, promotions and interior and exterior decor, the Company utilizes Popeye the Sailorman and its related family of characters pursuant to the rights conferred by the Franchise Agreement with PFFC and the Franchisor, as successor. PFFC obtained its license from King Features Syndicate, Inc. and the Company is not a party to such license and has no control over its perpetuation. The Company uses the licensed characters in order to promote the public's awareness of the Company's identity, but does not believe that it would be materially adversely affected by the loss of the use of such characters.

Competition
-----------

The fast food, limited menu restaurant business is highly competitive. Competition is provided by an increasing number of franchised units of national and regional fast food chains, as well as by company-owned and locally-owned restaurants, drive-ins, and diners. The Company also competes with retail stores and other restaurants for desirable locations. The Company does not consider itself to be a significant factor in the fast food industry and many of the Company's competitors have far greater financial resources, management expertise, and physical operations than the Company. Competitive factors in the industry include price, taste, location, advertising and trademarks.

Employees
---------

The Company has approximately 107 employees. Of such number, approximately 33 are full-time and approximately 74 are employed on a part-time basis. All of the Company's employees are trained to serve as food handlers and preparers, cooks, cashiers, servers and maintenance personnel and are trained in every phase of the Company's operations. The Franchisor requires that certain of such employees be trained by the Franchisor. In addition, all employees rotate between positions, thus providing each employee with a thorough knowledge of restaurant operations. Of the 33 full-time employees, 14 are employed in supervisory or managerial positions. None of the Company's employees are covered by a collective bargaining agreement.

The principal executive offices of the Company are located at 42-40 Bell Boulevard, Suite 200, Bayside, New York 11361.
Their telephone number is (718) 229-1113.


              DESCRIPTION OF THE SALE TRANSACTION

The following is a summary of the material provisions of the Purchase Agreement and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached (including exhibits thereto, but excluding schedules) as Exhibit A to this Proxy Statement. Terms which are not otherwise defined in the summary or elsewhere in this Proxy Statement shall have the meanings set forth in the Purchase Agreement.

The Purchaser
-------------

Popyork, a New York limited liability company, was formed in June of 1998. The principal executive offices of Popyork are located at 300 Main Street, Suite 202, Little Falls New Jersey 07224. Following consummation of the Sale Transactions, the Purchaser's business will consist of operating the Restaurants acquired.

The Sale
--------

Upon the terms and subject to the conditions of the Purchase Agreement, effective on the Closing Date (as hereinafter defined), (i) the Company will sell and transfer, and the Purchaser will purchase and acquire, the Assets (as described below) and (ii) the Company will transfer and delegate to the Purchaser, and the Purchaser will assume and agree to pay, perform and discharge (to the extent not paid, performed or discharged prior to the Closing Date) the Assumed Liabilities (as described below).

Assets
------

The Assets being transferred pursuant to the Purchase
Agreement include all of the right, title and interest of the Company in and to: (i) the Leased Property (as defined in the Purchase Agreement), subject to the approval of each respective lessor, on the same terms and conditions as are presently set forth in the Lease Agreements for the location of each of the Restaurants or upon an amendment to such Lease Agreements mutually agreed upon by the Lessor and Lessee; (ii) the Equipment (as defined in the Purchase Agreement); (iii) the assignment of the Franchise Agreements pertaining to the Restaurants, subject to the approval of Franchisor; (iv) the Company's rights, if any, under the contracts, agreements and commitments of the Company relating to the business conducted at the Restaurants but only to the extent provided in the Purchase Agreement; (v) the prepaid items, deposits, customary cash "banks" for the Restaurants, and other special items provided for in the Purchase Agreement; and
(vi) all of the Inventory of the Company.

Liabilities
-----------

The Assumed Liabilities includes (i) all liabilities arising under the Lease agreements for the Leased Property, and (ii) all of the Company's obligations and liabilities under service contracts, licenses and concessions, if any, as more fully described in the Purchase Agreement. The Purchaser will not assume any liabilities or obligations of the Company other than the Assumed Liabilities.

Consideration
-------------

In consideration for the purchase of the Assets, the Purchaser will pay to the Company at the Closing as determined in accordance with the Purchase Agreement: (i) cash in the amount of $900,000, (ii) cash in the amount of the value of Inventory and the Restaurants' "banks," (iii) certain prepaid/accrued items and (iv) other standard closing adjustments (collectively the "Purchase Price"). The Purchaser will also assume all of the Assumed Liabilities. The Purchase Price was determined by negotiation between the Company and the Purchaser. The Company did not utilize an appraisal or other independent determination of asset value. Nor did the Company obtain a fairness opinion. Management believes that the Purchase Price is a fair market value of the assets to be sold.

The Purchase Agreement contemplates that the Purchase Price will be adjusted at Closing to account for security deposits, allocations of cost under continuing service contracts and leases, other prepaid expenses as well as unearned income from contracts, accrued vacation pay and other accrued expenses.

The Closing
-----------

It is anticipated that the sale and transfer of the Assets to, and the assumption of the Assumed Liabilities by, the Purchaser will take place at such time as the Company and the Purchaser agree in writing. In any event, the Closing is to occur on or before September 30, 1998. See "THE PROPOSAL -- DESCRIPTION OF THE SALE TRANSACTION -- Conditions to Closing." The date of the Closing is referenced to herein as the "Closing Date."

Representations And Warranties
------------------------------

The Purchase Agreement contains certain representations and warranties of the parties relating to, among other things: (i) their respective organizations and good standing; (ii) the execution, delivery and performance of the Purchase Agreement;
(iii) the legality, validity and enforceability thereof against the parties, and the non-contravention of, and lack of conflict with, any Articles of Incorporation, By-Laws, Articles of Organization or Operating Agreement of either party, the terms of any lien or any contract of agreement to which any of the parties is bound, or any provision of any statute, law, ordinance or administrative rule or regulation, license or order of any governmental authority or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree;
(iv) the receipt of requisite consents and approvals; (v) title to the Assets; (vi) matters involving the Leased Property and the Lease Agreements; (vii) the absence of litigation and other legal proceedings; (viii) operation of the Restaurants in accordance with applicable laws; and (ix) certain matters involving the Franchise Agreements.

Certain Covenants
-----------------

The Purchase Agreement contains certain covenants and agreements of the Company to and with the Purchaser that are customary for transactions similar to the Sale Transaction and include the agreement by the Company, among other things: (i) to allow the Purchaser reasonable access to its books, records, facilities, documents and personnel; (ii) to cooperate with the Purchaser and use reasonable efforts to obtain all requisite consents and approvals and otherwise to effect the consummation of the transactions contemplated by the Purchase Agreement; (iii) to inform the Purchaser in writing of the occurrence of any event or circumstance the effect of which would constitute a breach of, or make untrue or misleading, any covenant or warranty in the Purchase Agreement; (iv) to use best efforts to make certain, among other things, that gas and electrical utilities serving the Restaurants are not terminated on the Closing Date; (v) to carry on the conduct of the Restaurants in the ordinary and regular course of business, substantially in the manner theretofore conducted in all material respects, and not to take certain actions with respect to such operations; and (vi) to provide cooperation to Purchaser regarding the programming and operation of the computer cash register systems at the Restaurants.

The Purchaser has agreed, among other things: (i) to pay all sales, ad valorem and transfer, recording, filing and similar taxes and fees (including any penalties or interest) incurred in connection with the Purchase Agreement and the transactions contemplated thereby; (ii) to be responsible for any and all fees of any nature imposed by Franchisor relative to the assignment of the Franchise Agreements; and (iii) to inform the Company in writing of the occurrence of any event or circumstance the effect of which would constitute a breach of, or make untrue or misleading, any covenant or warranty in the Purchase Agreement.

Conditions To Closing
---------------------

The obligations of the Purchaser to consummate the Sale Transaction on the Closing Date shall be subject to the prior satisfaction (or waiver) of certain conditions including: (i) all representations and warranties of the Company in the Purchase Agreement being accurate in all material respects; (ii) the performance and compliance with all agreements, obligations and conditions required by the Purchase Agreement to be performed or complied with by the Company; (iii) the delivery to Purchaser by the Company of a certificate executed by a duly authorized executive officer of the Company, certifying the fulfillment of the certain conditions as specified in the Purchase Agreement;
(iv) the existence of no effective injunction, writ, preliminary restraining order or any order of any nature issued or threatened by a court or other governmental authority of competent jurisdiction directing that the transactions provided for in the Purchase Agreement not be consummated and so provided or imposing any conditions on the consummation of the transaction contemplated therein and no action, suit or proceeding pending before any such court or other governmental authority seeking such relief; (v) the delivery to Purchaser of an opinion of the Company's counsel, dated as of the Closing Date, in form and substance satisfactory to Purchaser; (vi) the notification from Franchisor that it will grant approval of the assignment of the Company's franchise right to the Purchaser ; and (vii) the receipt of duly executed and acknowledged assignments and assumptions of the Leased Property from the lessors of such Leased Property.

The obligations of the Company to consummate the Sale
Transaction are subject to the prior satisfaction (or waiver by the Company) of certain conditions, including: (i) all representations and warranties of the Purchaser in the Purchase Agreement being accurate in all material respects; (ii) the performance and compliance with all agreements, obligations and conditions required by the Purchase Agreement to be performed or complied with by the Purchaser; (iii) the delivery to Company by Purchaser of a certificate executed by a duly authorized executive officer of the Purchaser, certifying the fulfillment of the certain conditions as specified in the Purchase Agreement;
(iv) the existence of no effective injunction, writ, preliminary restraining order or any order of any nature issued or threatened by a court or other governmental authority of competent jurisdiction directing that the transactions provided for in the Purchase Agreement not be consummated and so provided or imposing any conditions on the consummation of the transaction contemplated therein and no action, suit or proceeding pending before any such court or other governmental authority seeking such relief; (v) the delivery to Company of an opinion of the Purchaser's counsel, dated as of the Closing Date, in form and substance satisfactory to the Company; (vi) the notification from Franchisor that it will grant approval of the assignment of the Company's franchise right to the Purchaser; (vii) the receipt of duly executed and acknowledged assignments and assumptions of the Leased Property from the lessors of such Leased Property or as mutually agreed; and (viii) the receipt of two-thirds approval of the Sale Transaction by all of the shareholders of the Company entitled to vote thereupon.

In the event that all necessary consents or approvals to the Sale Transaction are not received, it is anticipated that the parties will delay Closing until such have been received.

Indemnification
---------------

The Company has agreed to indemnify, defend and hold
Purchaser harmless, at any time after consummation of the Sale Transaction, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses (collectively, "Damages") asserted against, resulting to, imposed upon or incurred by Purchaser, by reason of or resulting from (a) liabilities, obligations or claims (whether absolute, accrued, contingent or other) existing as of the closing of the Sale Transaction or arising out of facts or circumstances existing at or prior thereto, whether or not such liabilities or obligations were known at the time of the closing, relating to or arising out of the ownership, possession or use of the Assets or the conduct of business at the Restaurants by the Company and IFS prior to the closing, except those disclosed to Purchaser or (b) a breach of any representation, warranty or agreement or any facts or circumstances constituting such a breach.

Purchaser has agreed to indemnify, defend and hold the Company harmless, at any time after consummation of the Sale Transaction, from and against all Damages asserted against, resulting to, imposed upon or incurred by the Company, directly or indirectly, by reason of or resulting from (a) liabilities, obligations or claims (whether absolute, accrued, contingent or other) arising from and after the closing of the Sale Transaction relating to or arising out of the ownership, possession or use of the Assets or the conduct of business at the Restaurants by Purchaser following the closing, except those expressly assumed or agreed to; (b) a breach of any representation, warranty or agreement of Purchaser contained in or made pursuant to the Purchase Agreement; or (c) the employment or termination of employment of Employees by Purchaser.

No indemnification by the Company shall be required to be made: (i) with respect to Damages resulting from claims as to which the Company has not received written notice within one (1) year following the execution of the Asset Purchase Agreement (whether or not such Damages have then actually been sustained); and (ii) unless and to the extent that the aggregate amount of Damages sustained by Purchaser with respect to claims for breaches of representations and warranties hereunder exceeds $5,000 in the aggregate, and then only with respect to the amount in excess of $5,000; or (iii) for any amounts in the aggregate (including without limitation fees and expenses of counsel) in excess of the Purchase Price.

Termination
-----------

The Purchase Agreement may be terminated at any time prior to the
Closing: (i) by mutual written agreement of Purchaser and the Company; (ii) by Purchaser if the Closing has not occurred by September 30, 1998, provided that a default by Purchaser hereunder is not responsible for the Closing not having occurred; or (iii) by Seller if the Closing has not occurred by September 30, 1998, provided that a default by Seller hereunder is not responsible for the Closing not having occurred.


             DESCRIPTION OF THE PLAN OF LIQUIDATION

The following description of the Plan of Liquidation is qualified in its entirety by reference to the Plan of Liquidation, a copy of which is attached as Exhibit B to this Proxy Statement. Terms which are not otherwise defined in the summary or elsewhere in this Proxy Statement shall have the meanings set forth in the Plan of Liquidation.

The Plan of Liquidation gives the Company broad authority to sell or otherwise dispose of substantially all of the assets of the Company in one related transaction, pursuant to the terms of the Purchase Agreement.

As soon after the Closing Date as is reasonably practicable, the Company will file a certificate of voluntary dissolution with the Secretary of State of the State of New York and will immediately commence the liquidation of the Company by preparing and distributing the appropriate notices to creditors and claimants under applicable provisions of New York law (the
"Liquidation Notices").

After the filing of the certificate of dissolution of the Company with the Secretary of State of the State of New York, the Company will use its best efforts to convert any remaining non-cash assets of the Company into cash for the purpose of winding up its affairs, paying or contesting liabilities and claims and distributing the remaining assets to the Shareholders.

During the period from the time of the distribution of the Liquidation Notices until the Final Distribution, assets of the Company will be applied first to pay (or provide for the payment of) certain obligations of the Company, including payment of expenses associated with the proposed transaction and the related liquidations and dissolutions, as well as the payment of all remaining claims and liabilities of the Company that are, or become, known during this period.

Upon the Closing of the Sale Transaction, the Company will no longer be liable for any fees with respect to the management agreement with IFS.

Following the Closing of the Sale Transaction, the Company will file a certificate of voluntary dissolution with the Secretary of State of the State of New York, the Company will pay or otherwise dispose of all remaining claims and obligations of the Company until the later of (i) six months from the date of the Liquidation Notices, or (ii) the date all known or contingent liabilities and obligations of the Company are satisfied or otherwise disposed of (such later date, the "Claim Completion Date"), which in any event is expected to occur within the twelve-month period of the Closing Date.

As soon as is reasonably practicable after the Claim
Completion Date, the Company anticipates that it will make two distributions to the Shareholders. It is anticipated that the Initial Distribution will occur within thirty (30) days after the dissolution of the Company. The Final Distribution will occur within twelve months from the date of the dissolution of the Company. See "THE PROPOSAL -- Estimated Amount Available for the Liquidating Distribution."

The Company may, in its discretion or as required by applicable law, set up a bank account or make other provisions for the benefit of Shareholders who cannot be located at the time of the Liquidating Distribution.

Under its terms, the Board may modify, amend or abandon the Plan of Liquidation at any time without Shareholder approval if it determines such action to be in the best interest of the Company or its Shareholders, provided, however, that if the Board determines that the amendment or modification will materially and adversely affect the interest of the Shareholders, it will submit such amendment or modification to the Shareholders for approval.

Under the Plan of Liquidation the Board and officers of the Company are authorized to approve any changes to the terms of transactions referred to in the Plan of Liquidation, to interpret the Plan of Liquidation and to take whatever additional action that may become necessary in order to carry out the provisions of the Plan of Liquidation.

A vote to approve the Proposal will be considered a vote to approve the Plan of Liquidation.

Distribution to Shareholders
----------------------------

The Company estimates that as a result of the consummation of the Plan of Liquidation, approximately $980,573.00 or $0.11 per share should be available for distribution to the Company's Shareholders. It is anticipated that the Company will make two distributions to the Shareholders based upon the number of shares of the Company owned by such Shareholder. The first of such distributions will occur within thirty (30) days after the dissolution of the Company (the "Initial Distribution"). The Initial Distribution will be approximately $802,287.00 or $0.09 per share.

The final distribution will occur within twelve months from the date of the dissolution of the Company (the "Final Distribution") and will be calculated by the ratio of the number of issued and outstanding shares of the Common Stock of the Company held by each Shareholder at the close of business on the date of the Final Distribution, to the aggregate number of shares of Common Stock outstanding on the date of the Final Distribution. It is anticipated that the Final Distribution should be approximately $178,286.00 or $0.02 per share.

Powers of the Company Following Dissolution
-------------------------------------------

The directors and officers of the Company will have broad discretion in winding up the Company's affairs and may perform any and all acts necessary or desirable to carry out the Plan of Liquidation. The Company is to maintain, manage, and control the distribution of the assets of the Company and, to that end, may invest such assets in demand and time deposits in one or more commercial bank and/or savings bank accounts or temporarily invest and reinvest such cash in certain conservative and prudent temporary investments such as short-term certificates of deposit or Treasury bills. The Company will also convert any remaining non-cash Company assets to cash prior to distribution to the Shareholders.

The Company is specifically prohibited from entering into or otherwise engaging in any trade or business and using the assets of the Company in furtherance thereof. Following the filing of the Certificate of Dissolution with the Secretary of State of the State of New York, the Company will be restricted to collecting and holding the assets of the Company, to the conservation and protection thereof prior to distribution to the Shareholders, and to the payment or other disposition or remaining claims against the Company.

Termination
-----------

The Company will continue winding up its affairs until the complete distribution of the assets of the Company to the Shareholders.

Judicial Supervision of Liquidation
-----------------------------------

Notwithstanding the adoption of the Plan of Liquidation by the Company, pursuant to applicable provisions of New York law, after the certificate of voluntary dissolution has been filed with the Secretary of State of the State of New York, the Company or, in certain circumstances, a creditor, claimant, director, Shareholder and certain others, may petition the court for a judicially supervised liquidation. In such event, the court would have the authority to replace the directors and officers of the Company with court-appointed receivers and would have authority over all matters affecting the liquidation and winding up of the affairs of the Company. The timing and amount of any liquidating distribution to the Company's Shareholders could be affected if the dissolution of the Company were to become judicially supervised.


  ESTIMATED AMOUNT AVAILABLE FOR THE LIQUIDATING DISTRIBUTION

The Company estimates that as a result of the consummation of the Plan of Liquidation, approximately $980,573.00 or $0.11 per share should be available for distribution to the Company's Shareholders. The Initial Distribution will be approximately $802,287.00 or $0.09 per share and the Final Distribution should be approximately $178,286.00 or $0.02 per share.

The total of the cash received from the Purchaser, the cash balances of the Company and cash to be received from the refund of deposits and sale of other assets, will be used to discharge obligations including accounts payable, legal and accounting fees, and other liquidating expenses. Any amounts remaining after these payments will be distributed to Shareholders.

There can be no assurance that amounts estimated will be realized since realization is dependent upon a number of factors beyond the Company's control including the amount of transaction costs, assertion of unanticipated liabilities and the actual realization of certain miscellaneous assets and finalization of obligations to be paid. Any increase in actual obligations or decrease in realization of assets will reduce the per share amounts to be distributed to the Shareholders.

Variations from management's assumptions could significantly reduce amounts available for distribution to the Shareholders.

Under certain circumstances, the Shareholders may be required to return the amount of any liquidating distribution previously received by them. See "THE PROPOSAL" and "MARKET PRICE DATA AND RELATED MATTERS -- Potential Shareholder Liability."

                      NO APPRAISAL RIGHTS

Shareholders are not entitled to any rights of appraisal or similar rights of dissenters under New York law in connection with the approval or consummation of the transactions contemplated by the Purchase Agreement or the Plan of Liquidation, since the sale of assets under the Purchase Agreement is a transaction wholly for cash where the Shareholders' approval is required for the dissolution of the Company and the distribution of substantially all of its net assets to the Shareholders in accordance with their respective interests within one year after the Closing Date.


            RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors believes that the Proposal is fair to and in the best interests of the Company and its Shareholders. Accordingly, the Board of Directors has unanimously approved the Proposal and recommends to the Company's Shareholders that they vote FOR the approval of the Proposal.

In reaching its conclusions, the Board of Directors considered alternatives to the Proposal, including among other things, the following material factors:

          (1) A range of alternative strategic options (including sales of specific assets and elimination or reduction of costs) out of which options the Proposal presented the best opportunity to enable the Company to make the greatest capital distribution to its shareholders (all as more fully described under "THE PROPOSAL -- Background and Reasons for the Proposal"); continually increasing costs of doing business in the City of New York; and the Company's projected future value and prospects absent the consummation of the Proposal (as described more fully under "THE
          PROPOSAL -- The Company").

          (2) Information concerning the financial performance, condition, business operations and prospects of the Company. See "THE PROPOSAL -- Background and Reasons for the Proposal" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
          AND RESULTS OF OPERATIONS."

          (3) The inability of the Company to expand and operate additional restaurants due to capital restraints.

          (4) The rising of fixed and variable costs resulting in eroded profit margins.

          (5) The relatively small number of potential acquirers, due in great measure to the necessity of finding a purchaser that would be both acceptable to Franchisor and assigning landlords and which would be willing to undertake operations in the difficult New York City market.

          (6) The proposed terms and structure of the Proposal and the terms and conditions of the Purchase Agreement. In this regard the Board also considered the ability of the Company to terminate the Purchase Agreement, upon the occurrence or non-occurrence of certain events (including upon the failure of the Company's Shareholders to approve the transaction), as described more fully under the captions "THE PROPOSAL -- DESCRIPTION OF THE SALE TRANSACTION -- Termination."

          (7) The ability to consummate the Proposal without restricting, limiting or altering the rights of the Shareholders of the Company. See "THE PROPOSAL -- Interests of Certain Persons in the Proposal" and "-- Effect of the Proposal on the Company's Shareholders."

          (8) The perceived motivation of the Purchaser and its manager and the Purchaser's financial condition, which factors demonstrated the Purchaser's financial ability and underscored the Purchaser's earnest intent to consummate the Sale Transaction.

          (9) Gary Monie, manager of Popyork, LLC and currently a consultant to the Company, serves a critical role in the operations of the restaurants. However, such consulting role arises from an at-will arrangement and the Company was becoming increasingly concerned that absent a contractual obligation it might lose Mr. Monie's consulting services.
          In such event, Mr. Monie would be very difficult to replace and the discontinuance of Mr. Monie's services, for whatever reason, would damage the Company's operations and further lower its value.

          (10) The recommendation of the Company's management to enter into the Proposal.

In light of these factors, the consideration to be received in connection with the Sale Transactions, and the Company's resultant ability to make certain return of capital distributions to its shareholders, the Board determined that the Proposal was in the best interests of the Company and its Shareholders. The Board took into account the fact that (i) only a relatively small number of parties expressed interest in acquiring the Restaurants and such parties were not likely to purchase any of the stores because of (y) financial inability, and (z) the unlikely receipt of landlord and Franchisor consent, and (ii) it was reasonably unlikely that the Company would receive, in the foreseeable future, offers to engage in alternative transactions on terms more favorable to the Company and its Shareholders than those offered by the Purchaser.


          INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

In considering the recommendation of the Board with respect to the Proposal, Shareholders should be aware that a former executive officer and director of the Company has interests in the Proposal that are in addition to or different from the interests of Shareholders of the Company generally. Gary M. Monie, formerly a Vice President of both the Company and IFS and a member of the latter's Board of Directors, resigned from these positions in the fall of 1995. Moreover, since resigning these positions, Mr. Monie has continued to provide restaurant operation supervisory services for the Company as a consultant. As Manager of Purchaser, Mr. Monie will be responsible for the oversight of the day-to-day operations of the Restaurants for Purchaser.

The Board of Directors was aware of the foregoing and considered it, among other matters, in approving the Purchase
Agreements and the Proposal. Other than as described above, the Board of Directors is not aware of any potential material conflicts of interest management may have in relation to the Proposal.

                      REGULATORY APPROVALS

No state or Federal regulatory approval is required in connection with the Sale Transactions.


                      ACCOUNTING TREATMENT

The Company expects that its accountant, Eric L. Weston,
C.P.A., will be present at the Special Meeting and will be available to respond to reasonable and appropriate questions.

                CERTAIN INCOME TAX CONSEQUENCES

The following discussion of certain U.S. Federal income tax consequences under present law for transactions contemplated by the Purchase Agreement and the Plan of Liquidation does not purport to discuss all aspects of U.S. Federal income taxation which may be relevant to particular Shareholders. In addition, the discussion does not consider the effect of any applicable state, local, foreign or other tax laws.

To the Company
--------------

The conversion of the Company's assets into cash pursuant to the Purchase Agreement and the Plan of Liquidation will be taxable transactions with respect to the Company to the extent that any gain or loss is realized. The Company will realize gain or loss measured by the difference between the proceeds received by it on the conversion of its assets into cash and the Company's tax basis in the assets. It is anticipated that the Company has sufficient net operating loss carryforwards to offset any gain for regular Federal income tax purposes. Due to limitations on the use of net operating loss carryforwards for purposes of the alternative minimum tax, the Company may be subject to a tax under the alternative minimum tax system. In general, net operating losses may only reduce ninety percent of alternative minimum taxable income. Presently, the alternative minimum tax rate is twenty percent.

To the Shareholders
-------------------
Generally, any gain or loss recognized by a Shareholder of the Company on the liquidation of the Company will constitute a capital gain or loss so long as such Shareholder holds his Common Stock as a capital asset. Common Stock should be treated as a capital asset in the hands of a Shareholder so long as he does not hold such Common Stock as inventory or primarily for sale to customers. The amount of gain or loss recognized by a Shareholder on the liquidating distribution by the Company will be measured as the amount by which the cash received by such Shareholder in the liquidating distribution of the Company exceeds or is less than his tax basis in the shares of Common Stock redeemed in the liquidation.

     Any distribution to Shareholders will first be applied against the total adjusted basis of each block of Common Stock and gain will be recognized only after an amount equal to his or her adjusted basis in such block of Common Stock has been fully recovered. For the purposes of this discussion, a "block of Common Stock" means the number of shares of common stock purchased by a Shareholder at any one time in a given transaction. Where a Shareholder of the Company owns more than one block of Common Stock and if he or she were to receive a series of distributions in complete liquidation of the Company, each distribution would be allocated ratably among the several blocks of Common Stock owned by that Shareholder in the proportion that the number of shares in the particular block bears to the total number of Common Stock held by that Shareholder. Gain or loss must be computed separately with respect to each block of Common Stock, and gain will be recognized with respect to a block of Common Stock only after the adjusted basis of that block has been recovered. Once the adjusted basis of a specific block of Common Stock has been recovered, any subsequent distributions allocable to that block would be recognized as gain in their entirety. Any losses resulting from the liquidation would be recognized only after the Company has made its final liquidation distribution.

     Gain or loss recognized by a Shareholder with respect to Common Stock constituting capital assets in his or her hands will be characterized as long-term capital gain or loss, provided such Shareholder meets the twelve month capital gain holding period required under the Internal Revenue Code. In the case of a Shareholder other than a corporation, capital losses must be offset against capital gains. Any net short-term and long-term capital losses of Shareholders other than a corporation are also allowed as a deduction against ordinary income in any one year up to a maximum of $3,000. Any net capital losses not allowed in one year can be carried over to subsequent years.

     In the case of a corporate Shareholder, capital losses can be used only to offset capital gains. Corporations may generally carry back unused capital losses three years and/or carry them forward five years.

     The foregoing is based on current law (which is subject to change) and is provided for general information only.

BECAUSE THE TAX CONSEQUENCES OF THE LIQUIDATION MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND OTHER FACTORS, SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISERS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE LIQUIDATION AND THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS.


      EFFECT OF THE PROPOSAL ON THE COMPANY'S SHAREHOLDERS

     If the Proposal is consummated, trading of Common Stock of the Company will no longer be possible on the earlier of (i) the date on which the NASD so directs or (ii) the date of the Final Distribution. Shareholders shall surrender their Common Stock to the Company in order to receive such Shareholders' Final Distribution. Surrendered Shares shall be canceled by the Company.


             MARKET PRICE DATA AND RELATED MATTERS

                    COMMON STOCK INFORMATION

     The Company's Common Stock was previously traded in the over-the-counter market. However, there has been no reported trading activity in the Company's Common Stock since December 9, 1991. The Company presently has no market maker and no NASDAQ symbol. The Company is unable to predict whether a trading market for its Common Stock will resume in the future.

     As of June 30, 1998, there were approximately 3,482 holders of record of the Company's Common Stock.


                  DIVIDENDS AND DISTRIBUTIONS

     On November 28, 1995, the Company's Board of Directors declared a dividend in the nature of a return of capital of $.025 per share on its Common Stock. The dividend, aggregating $222,858, was paid on December 21, 1995 to holders of record as of December 11, 1995. On November 15, 1996, the Company declared a second return of capital distribution of $.01 per share of common stock. This distribution, aggregating $89,143 was paid on December 16, 1996 to holders of record as of December 2, 1996. Prior to these return of capital distributions, the Company had never paid a cash dividend of any kind.

Following the consummation of the Sale Transaction, management of the Company anticipates that approximately $980,573.00 of the net proceeds of the Sale Transaction will be utilized to declare and pay two distributions to holders of its Common Stock, subject to applicable New York law and at the discretion of the Company's Board of Directors. It is anticipated that such distributions will total $0.11 per share of Common Stock outstanding, which has been approved by the Board of Directors subject to closing of the Sale Transaction on substantially the terms set forth in the Purchase Agreement, the existence of funds legally available therefor, and applicable New York law.

            DELISTING OF THE COMPANY'S COMMON STOCK

     The Company currently intends to close its stock transfer books on the date of the Final Distribution and at such time to cease recording stock transfers and issuing stock certificates. Shareholders should be aware that on the earlier of (i) the date on which the NASD so directs or (ii) the date of the Final Distribution trading in Common Stock will no longer be possible.

                POTENTIAL SHAREHOLDER LIABILITY

     The Plan of Liquidation contemplates that the Final Distribution may be made to the Company's Shareholders as early as the expiration of the six month notice period to all creditors and claimants under the applicable statutory provisions of New York law, but only to the extent of the excess of the Company's distributable assets following the payment of its obligations and liabilities. While the Board believes that, following the assumption of certain liabilities by the Purchaser as contemplated by the Purchase Agreement, there will be sufficient funds available from the sale of the Company's assets to cover all remaining known obligations and liabilities of the Company, and while the Final Distribution will not be made if and to the extent that the Company has any known contingent liabilities (other than such as the Board believe have been provided for), there can be no assurance that unanticipated claims will not arise against the Company and/or its officers and directors. If adequate funds or the proceeds of applicable insurance policies, if any, are not sufficient to discharge such liabilities and to indemnify the Company's officers and directors, then each Shareholder of the Company may become liable for any such undischarged liabilities in an amount not necessarily limited to his or her pro rata share of such undischarged liabilities, but rather limited only by the amount received by him or her in the liquidating distribution. Such Shareholder liability may be joint and several, so that a creditor of the Company might assert a claim against one or more, but fewer than all, of the Shareholders to the extent of the liquidating distribution received by each Shareholder.

                   COMPARATIVE PER SHARE DATA

The following table presents selected comparative per share data of the Company based upon annual audited and interim unaudited historical financial statements and unaudited pro-forma financial information contained elsewhere in this Proxy Statement. The pro-forma financial information gives effect to the Sale Transaction and certain other transactions described in the footnotes to the pro-forma consolidated financial statements appearing elsewhere herein. The pro-forma financial information reflects certain assumptions and estimated pro-forma adjustments. Reference is made to the pro-forma consolidated financial statements and the notes thereto for a description of these assumptions and adjustments. The pro-forma financial data does not purport to be indicative of the results which actually would have been obtained if the Sale Transaction had been effected on the date indicated or of those results which may be obtained in the future.

                   FAST FOOD OPERATORS, INC. AND SUBSIDIARIES
                           COMPARATIVE PER SHARE DATA

                                   Book Value     Dividends
                                   Per Share      Per Share
                                   ----------     ---------

Year ended December 29, 1996       $ .03          $ .01 (1)
Year Ended December 28, 1997       $ .03          $  -
Three months ended March 29, 1998  $ .04          $  -


                                   Income (Loss) Per Share
                                   ------------------------
                                   Historical     Pro-Forma
                                   ----------     ---------

Year ended December 29, 1996       $(.02)         N/A
Year Ended December 28, 1997       $  -           $  - (2)
Three months ended March 29, 1998  $ .01          $  - (2)

(1) The only dividends declared in the history of the Company were return of capital distributions of $.025 and $.01 per share, paid in fiscal 1995 and 1996, respectively.

(2) Before giving effect to the Sale Transaction and the related liquidation adjustments, pro-forma net income per share would have been $.02 and $.01 for the annual and three-month periods ended December 28, 1997 and March
29, 1998, respectively. See the pro-forma consolidated statements of operations and related notes thereto.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                 OF THE COMPANY

The following table sets forth certain selected consolidated financial information with respect to the Company and should be read in conjunction with the historical annual (audited) and interim (unaudited) consolidated financial statements and notes thereto.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                   FAST FOOD OPERATORS, INC. AND SUBSIDIARIES

Statement of Operations Data:


                           Year Ended December         Three Months
                         -----------------------       Ended March
                            1996         1997             1998
                         ----------   ----------       ------------

Sales                    $5,349,978   $5,247,779       $1,202,456
Cost of sales             1,781,065    1,697,245          362,116
                         ----------   ----------       ----------
Gross profit             $3,568,913   $3,550,534          840,340
                         ----------   ----------       ----------
Selling, general and
 administrative
 expenses                 3,652,223    3,390,737          803,848
Interest expense               -           8,100              211
Sublease income            ( 46,537)    ( 10,800)        (  2,700)
Miscellaneous income (1)   ( 42,861)    ( 30,185)        ( 10,284)
Other expenses (2)          143,500      159,772             -
                         ----------   ----------       ----------
                          3,706,325    3,517,624          791,075
                         ----------   ----------       ----------
Net income (loss)        $ (137,412)  $   32,910       $   49,265
                         ==========   ==========       ==========
Net income (loss)
 per share               $     (.02)  $     -          $      .01
                         ==========   ==========       ==========

(1) Includes gain of $13,908 on the sale of a Queens restaurant in 1997. Includes income and expense reimbursement related to the management sub-contract for the Empire Boulevard, Brooklyn Restaurant of $6,484 in 1997 and $10,284 in 1998.

(2) Consists of a litigation loss in 1996 and an impairment loss on the Empire Boulevard Restaurant in 1997.







                      SELECTED CONSOLIDATED FINANCIAL DATA

                   FAST FOOD OPERATORS, INC. AND SUBSIDIARIES


Balance Sheet Data:

                                      December 28,       March 29,
                                          1997             1998
                                      -----------      -----------

Current Assets                        $   392,490      $   354,107
Property and Equipment, Net               320,294          318,795
Other Assets                                9,184            8,500
                                      -----------      -----------
Total Assets                          $   721,968      $   681,402
                                      ===========      ===========

Current Liabilities                   $   384,122      $   326,607
Other Liabilities                          38,316            6,000
                                      -----------      -----------
Total Liabilities                     $   422,438      $   332,607
                                      ===========      ===========
Stockholders' Equity                  $   299,530      $   348,795
                                      ===========      ===========

              MANAGEMENT'S DISCUSSION AND ANALYSIS
        OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Year Ended December 28, 1997 Compared to
Year Ended December 29, 1996

Results of Operations
---------------------

     The Company's net sales of $5,247,779 in fiscal 1997 decreased by $102,199, or 1.9% from $5,349,978 in 1996. All of such decrease is attributable to the sale of the Hillside Avenue, Queens Restaurant on April 15, 1997. Sales for the five restaurants operated throughout both years increased by 6.9%.
All five restaurants recorded individual sales gains led by the Manhattan location which had a 12.5% increase, due principally to the continued improvements being made to the Times Square area and the related increase in traffic. The three Brooklyn locations had an aggregate sales gain of 5.6% led by the Pennsylvania Avenue store which increased by 8.5%, benefiting noticeably from its recent remodeling. The continuing Queens restaurant gained 1.2%. Both it and the sub-leased Brooklyn location, which recorded a 1.1% sales gain, will be remodeled during the first half of fiscal 1998. The managed Brooklyn location had a sales gain of 2.8%. Management also attributes a portion of the system-wide sales gains to its continued focus on improving operations as well as much more temperate weather throughout much of the year.

     Cost of sales decreased by $83,820, or 4.7% to $1,697,245 in 1997 from $1,781,065 in 1996, due to the following reasons: (i) the decline in total sales; (ii) an average decrease in the price of chicken of approximately 3% from 1996, and (iii) the effect of new cash register systems, installed early in fiscal 1997, which facilitate the tracking of food usage on a weekly basis and thereby help to reduce inventory, waste, spoilage and shrinkage. As a percentage of sales, cost of sales decreased by 1.0% to 32.3% in 1997 from 33.3% in 1996, of which decline approximately three-fourths is attributable to food cost and approximately one-fourth is attributable to paper cost. The improvement in the latter category arose from reduced paper prices due to better contract purchasing arrangements negotiated on behalf of franchisees by the Franchisor.

     Selling, general and administrative expenses decreased by $261,486, or 7.2%, to $3,390,737 in 1997 from $3,652,223 in 1996, in part due to the sale of one restaurant and the overall sales reduction and in part due to various cost-cutting and monitoring measures. As a percentage of sales, these expenses decreased by 3.7% to 64.6% in 1997 from 68.3% in 1996. Within this category, labor costs were virtually unchanged at approximately 27.2% of sales. Such constancy of labor cost is a notable achievement given the increase in the statutory minimum wage rate effective October 1, 1996. The Company effected such labor cost savings generally by utilizing fewer managers and more crew staff. Advertising and royalty expenses were constant at their franchise agreement specified levels of 3.0% and 5.0%, respectively.

     Costs classified as manager controllable declined by 0.8% of sales, almost entirely attributable to reduced utility charges, due to much more moderate temperatures throughout the year. Occupancy expenses declined by 1.0% of sales. Although rent and percentage rent charges increased by 0.2%, savings of 0.5%, 0.4% and 0.3%, respectively were realized in insurance, real estate tax and related charges and depreciation and amortization expenses, all attributable to the higher store volumes of the continuing restaurants. Other operating expenses declined by 0.8% of sales reflecting savings of 0.6% in repair, maintenance and security services and 0.2% in theft losses. The former arose from fewer required repairs as well as the volume gains, while the latter reflect significantly fewer incidences.

     General and administrative expenses decreased by 1.1% of sales, reflecting savings of 0.2% in each of administrative accounting services and franchise taxes while stock transfer fees and certain other miscellaneous expenses declined by 0.1% and 0.2% of sales, respectively. The balance of the savings in this category, 0.4% of sales, occurred in management fees. Management fees to IFS declined by $8,000 to $97,000 in fiscal 1997. The management agreement with IFS has been renewed through January 25, 1999 at its existing terms, $12,000 per restaurant subject to a $96,000 aggregate annual minimum. Management fees for the Empire Boulevard Restaurant reflected a savings of $15,370 as the fee arrangement in 1997 resulted in a net payment to the Company of $6,484, including a net cash flow shortfall reimbursement of $4,084 from the Manager, compared to a net payment to the Manager of $8,886 in 1996. The Company recorded an impairment loss on this location's assets in 1997. The Company entered into an asset purchase agreement, dated as of July 8, 1998, whereby the Company has agreed to sell the assets that relate to the Restaurant on 40 Empire Boulevard, Brooklyn, New York to 40 Empire Chicken Corp., a New York corporation, which is member managed by Lalmir Sultanzada, the current Manager of such Restaurant. Pursuant to the Agreement, the Company has agreed to sell the Restaurant for $70,000 in cash, plus the usual closing adjustments for the cash banks, inventory and prepaid/accrued items.. In accordance with generally accepted accounting principles, the Company wrote down the tangible and intangible assets of this restaurant to $60,000, representing their estimated fair value less estimated costs to sell and recorded an impairment loss of $159,772.

     Interest expense of $8,100 was incurred on the Company's bank borrowing in fiscal 1997; none was incurred in fiscal 1996.
The $125,000 installment loan, which was used to pay the settlement of the Marriott litigation was prepaid in January
1998.

     Sub-lease income decreased by $35,737, or 76.8%, to $10,800 in 1997 from $46,537 in 1996. One of two sub-leases was terminated on August 1, 1996. The remaining sub-leased location produces sub-rental income of $900 per month. Such sub-leased premises constitute a portion of the entire property leased by a subsidiary of the Company which also encompasses the Empire Boulevard location, however, the Empire Boulevard location is subject to sales agreement in which the sub-lease will be sold as well.

     Miscellaneous income decreased by $12,676, or 29.6%, to $30,185 in 1997 from $46,537 in 1996. Included in the amount for 1997 is a gain of $13,908 on the sale of the Hillside Avenue, Queens Restaurant. The Company may realize additional proceeds on such sale of from $50,000 to $100,000 if the purchaser obtains an extension of the lease which is due to expire on July 31, 1998. As of March 31, 1998, the Company has been informed that negotiations to obtain such an extension have been unsuccessful.

     As of December 28, 1997, the Company has recorded an impairment loss of $159,772 attributable to the tangible and intangible assets of the Empire Boulevard, Brooklyn location and related sub-leased premises. Such loss recognition was a consequence of the Company determination that the carrying value of the restaurant's and the related sub-leased property's assets would likely not be recovered from the future cash inflows of restaurant operations and the sub-lease agreement. Since April 1, 1996 all of such operations have been conducted under the auspices of a management agreement. The fee arrangements applicable to such agreement effectively result in the Company receiving a minimum monthly payment of $200 plus reimbursement for any cash flow shortfall. As such operations have sustained net divisional losses of $28,809 and $42,641 over the last two fiscal years, future annual operating cash flows to the Company from such location would appear to be limited to the $2,400 annual total of such minimum monthly payments. The Company has accordingly written down the applicable assets to a carrying value of $60,000 representing their estimated fair value less estimated costs to sell. Although the restaurant's Manager has expressed an interest in purchasing this location, no formal offer has been made. Nevertheless the Company anticipates selling this store and the related sub-lease by the end of 1998.

     At December 29, 1996 the Company had accrued the $143,500 litigation settlement amount in satisfaction of the judgment awarded to the plaintiff landlord for the closed Raritan location.

     Due to available net operating tax loss carryforwards in excess of taxable income for fiscal 1997 and 1996, the Company did not incur any income taxes in either year. At December 28, 1997, the Company has net operating loss and jobs tax credit carryforwards of approximately $1,489,000 and $91,000, which expire in 2009 and 2002, respectively.

Liquidity and Capital Resources
-------------------------------

The Company's working capital improved by $235,272 from a deficiency of $226,904 at December 29, 1996 to a surplus of $8,368 at December 28, 1997. Operations provided $279,298. Net capital expenditures and security deposits required $68,584 and $1,484, respectively, while long-term borrowings provided
$26,042.

From a cash flow standpoint, operating activities provided
$11,013, investing required $53,203 and financing provided
$88,542 resulting in a $46,352 net increase in cash, which brought the year-end cash balance to $276,956.

In January 1998, the Company retired its outstanding bank indebtedness of $88,542. (See Note 11A to the Consolidated
Financial Statements).

The Company believes its existing cash resources and expected net cash inflows will be adequate for its scope of operations over the next twelve months. In addition should the Company consummate a sale of the managed Brooklyn restaurant, net cash proceeds therefrom are estimated at $60,000. The Company has recently initiated discussions regarding a new potential leased site but has not reached any agreement therefor. If a new site is leased, the development of such location would be funded from a combination of available cash, current operating cash flow, and/or the sale proceeds of the Brooklyn restaurant, if applicable, and/or third party lender financing depending upon the amounts required.

If the Company's plans to develop a new location do not come to fruition, the Company may consider a further return-of-capital distribution by the end of 1998.

Three Months Ended March 29, 1998 Compared to
Three Months Ended March 30, 1997

Results of Operations
---------------------

Net sales in the first quarter of 1998 decreased by $119,570 to $1,202,456 from $1,322,026 in the first quarter of 1997, a decrease of 9.0%. All of such decrease is due to the sale on April 15, 1997 of the Company's Hillside Avenue, Queens restaurant. For the five restaurants operated throughout both quarterly periods, sales increased by 2.1% in the aggregate, although individually three restaurants had sales gains while the other two reported sales decreases. All of the restaurants benefited from a price increase of approximately 7%, implemented in January. Such price increase was the first by the Company in over three years. The Company's Manhattan location posted a 4.9% gain. When considered in conjunction with the price increase, this result reflects a minor reduction in customer counts of approximately 2%. The other restaurants with sales increases were the managed Empire Boulevard location and the Pennsylvania Avenue, Brooklyn store which had gains of 10.7% and 5.9%, respectively. Such gain at the managed location reflects increased customer counts in addition to the price increase, attributable to improved operations during the winter quarter which is traditionally the poorest in terms of sales performance for the Company. Operating cash flow at this managed location, though still a deficit for the quarter, improved by 37%. The sales gain of 5.9% at the Pennsylvania Avenue restaurant, when viewed in conjunction with the 7% price increase, indicates this store maintained approximately 99% of its customer counts. The sub-leased Brooklyn location, the Company's smallest in terms of sales, had a sales decrease of 18.5%, despite the price increase. The decrease in customer counts at this store was due to two related factors: the first being the effect of this restaurant's declining physical condition and the second being the temporary disruption occasioned by its remodeling, undertaken in response thereto and completed at the end of the March 1998 quarter. Management expects significant improvement in this location's future sales. In the aggregate the three Brooklyn restaurants posted a net sales increase of 2.4%. The remaining Queens location had a sales decline of 3.4%. A needed remodeling for this store is scheduled for the second quarter of fiscal 1998.

Cost of sales declined by $79,422 or 18.0% to $362,116 in 1998 from $441,538 in 1997, consistent with the overall sales decline and the reduction in operating restaurants from six to five. However as such decline was twice the decrease in total sales, the effect of the 7% price increase in menu items is evident. As a percentage of sales, cost of sales decreased by 3.3% to 30.1% from 33.4% one year ago.

Store labor expenses decreased by $68,389 or 17.7% to $317,003 from $385,392 one year ago, a decrease which almost doubled the sales decrease. As a percentage of sales, labor decreased by 2.8% to 26.4% in 1998 from 29.2% in 1997. Three-eighths of such percentage improvement was again effected by a shift in labor mix from managers and assistant managers to crew, some of which was due to the illness of one manager and the relocation out of the area of another. The trend in this line item may reverse somewhat in the future with the return to work of the former and the replacement of the latter. The improvement in labor costs was also due to reductions in group health and workers' compensation expenses attributable to recent marked decreases in claims.

Store operating and occupancy expenses decreased by $46,168, or 13.4%, to $299,234 in 1998 from $345,402 in 1997, outpacing the percentage decline in sales by approximately fifty percent. As a percentage of sales, these expenses declined by 1.2% to 24.9% this year from 26.1% one year ago. Approximately one-half of this improvement occurred in utilities due to an extremely mild winter. Reduced depreciation charges accounted for the rest of the cost savings in this category, entirely due to the write-down at the end of fiscal 1997 of the physical assets of the managed Brooklyn location in recognition of the impairment loss attributable thereto. After such write-down, no further depreciation charges are recorded, in accordance with generally accepted accounting principles.

Advertising and royalty expenses decreased by $9,612 to $96,062 in 1998 from $105,674 in 1997. As a percentage of sales, these expenses were constant at 8.0%, the contractual minimum required by the franchise agreements.

General and administrative expenses increased by $24,697 or 36.9% to $91,549 in 1998 from $66,852 in 1997. As a percentage of sales, these expenses increased by 2.5% to 7.6% this year from 5.1% one year ago. Virtually all of such increase occurred in professional fees reflecting increased audit and legal fees. Management fees to Integrated Food Systems, Inc. decreased by $1,000 due to a reduction in the minimum fee effective in February 1997. Since such date the minimum fee is $24,000 per quarter.

Interest expense of $211 was incurred on the Company's bank debt in 1998, which was extinguished in January at par. No interest expense was incurred in 1997.

Sub-lease income was constant at $2,700 in each period.  The
Company has one continuing sub-lease at the managed Brooklyn location. If that location is sold, the sub-lease arrangement would be sold with it.

The managed location referred to above had negative cash flow in both the 1998 and 1997 quarters resulting in income and expense reimbursement aggregating $10,284 and $15,977, respectively.

Due to available net operating tax loss carryforwards, a provision for income taxes was not required for the three months ended March 29, 1998.

Comprehensive income (loss) equaled net income (loss) in each quarterly period.

Liquidity and Capital Resources
-------------------------------

During the first quarter of 1997, the Company's working capital increased by $19,132 to $27,500. The improvement arose from operations, which provided $66,028, less capital expenditures of $14,580, retirement of long-term debt of $26,042 and reduction in security deposits payable of $6,274.

The Company's intercompany balance with IFS decreased by $1,938 from $13,222 to $11,284. Significant fluctuations in this balance are not expected in the future.

The Company's cash balance decreased by $8,783 to $268,173.
Operating activities provided $100,613, inclusive of changes in current assets and liabilities which provided $34,585.

Investing activities required $20,854 of which $14,580 was used for fixed asset purchases. Financing activities required
$88,542, all of which was for the retirement, at par, of the Company's bank debt.

It is not currently anticipated that any additional proceeds will be realized from the sale, consummated in April 1997, of the Company's Hillside Avenue, Queens restaurant. Additional proceeds of between $50,000 and $100,000 are payable if the purchaser obtains an extension of the restaurant's lease, which expires on July 31, 1998. However, negotiations to extend the lease have been unsuccessful to date and any lease extension is presently deemed unlikely.

The Company has received two separate offers to purchase in the aggregate all five of its restaurants. Such offers, one for the managed location and the other for the other four, are in the amounts of $70,000 and $900,000, respectively, plus the usual closing adjustments for the cash banks, inventory and prepaid/accrued items. (See Notes 3 and 4 to the Condensed Consolidated Financial Statements). Management is favorably disposed to both offers and is negotiating purchase and sale contracts with each of the offerors.

If consummated, these sales will leave the Company with no restaurant operations; accordingly the Company would then, in all likelihood, retire all of its liabilities and distribute its remaining cash to shareholders in a return of capital and liquidating dividend. The sale of the four restaurants requires shareholder approval in addition to board of directors approval. While the board is expected to approve the sale, shareholder approval requires a definitive proxy. The Company is presently preparing a preliminary proxy statement for filing with the Securities and Exchange Commission.

Inflation
---------

     In the Company's recent fiscal years, inflation has not been an overly significant factor. While certain raw food costs have fluctuated, such fluctuations have been cyclical rather than representative of steady inflationary pressure. Also, while unit labor costs have gone up, such increases have generally been offset by productivity improvements.


                     PRO FORMA CONSOLIDATED
              FINANCIAL INFORMATION OF THE COMPANY

The following pro-forma consolidated financial information of the Company is based on and should be read in conjunction with the selected consolidated financial information and the annual and interim consolidated financial statements of the Company included elsewhere in this Proxy Statement. The pro-forma balance sheet as of March 29, 1998 gives effect to (i) the sale of the Empire Boulevard, Brooklyn Restaurant, which is anticipated to close in July 1998 and (ii) both of the transactions contemplated by the Proposal, specifically: (a) the sale of the remaining four restaurants to Popyork, LLC for $900,000 in cash plus closing adjustments and (b) the liquidation of the Company including liquidating distributions to shareholders of $.11 per share or $980,573 in the aggregate. The pro-forma consolidated statements of operations for the year ended December 28, 1997 and the three months ended March 29, 1998 give effect to the (i) sale of the Empire Boulevard Restaurant and (ii) the Sale Transaction as if both sales had occurred on the first day of the respective period.

The pro-forma adjustments are based upon available information and certain assumptions that management believes are reasonable in the circumstances. Cost and expenses during the liquidation period have been estimated. The aggregate amount estimated to be available as liquidating distributions to shareholders may vary from the $980,573 ($.11 per share) reflected on the accompanying pro-forma balance sheet and such variation may be material.

The pro-forma financial statements of the Company should be read in conjunction with the notes thereto. The pro-forma statements of operations do not purport to be indicative of the results of operations which may be expected to occur in the future.

                   FAST FOOD OPERATORS, INC. AND SUBSIDIARIES
                      PRO-FORMA CONSOLIDATED BALANCE SHEET

                                                            March 29,
                                                              1998
                          March 29,      Sale of           Pro-Forma
                            1998          Empire           (Pre-Sale
                         Historical     Restaurant        Transaction)
                         ----------     ----------        -----------
Assets

Current assets:
                                        $    74,750 (1)
  Cash                   $   268,173     (    5,000)(2)   $   316,885
                                         (   21,038)(3)
  Inventory                   24,157     (    3,750)(1)        20,407
  Other current assets        61,777     (    1,000)(1)        60,777
                         -----------    -----------       -----------
Total current assets         354,107         43,962           398,069

Property and equipment,
 net                         318,795     (   60,000)(4)       258,795

Security deposits              8,500           -                8,500
                         -----------    -----------       -----------
Total assets             $   681,402    $(   16,038)      $   665,364
                         ===========    ===========       ===========

Liabilities and Shareholders' Equity

Current liabilities:
  Accounts payable and
  other                      315,323     (   21,038)(3)       294,285
  Due to Integrated Food
   Systems, Inc.              11,284           -               11,284
                         -----------    -----------       -----------
Total current
   liabilities:              326,607     (   21,038)          305,569

Security deposits
   payable                     6,000           -                6,000
                         -----------    -----------       -----------
Total liabilities:           332,607     (   21,038)          311,569
                         -----------    -----------       -----------
Shareholders' equity:
 Common stock/paid-in
   capital                 2,232,005           -            2,232,005
  Retained earnings
   (deficit)              (1,883,210)         5,000 (5)    (1,878,210)
                         -----------    -----------       -----------
Total shareholders'
  equity                     348,795          5,000           353,795
                         -----------    -----------       -----------
Total liabilities
   and equity            $   681,402    $(   16,038)      $   665,364
                         ===========    ===========       ===========

                         (Continued on following page)

See accompanying notes to pro-forma consolidated financial statements.

                   FAST FOOD OPERATORS, INC. AND SUBSIDIARIES
                      PRO-FORMA CONSOLIDATED BALANCE SHEET

                         (Continued from previous page)


                         March 29,                         March 29,
                           1998         Pro-Forma             1998
                         Pro-Forma     Adjustments         Pro-Forma
                         (Pre-Sale      Re: Sale            (Before
                        Transaction)   Transaction        Liquidation)
                        -----------    -----------        -----------
Assets

Current assets:
                                       $   982,907 (6)
  Cash                  $   316,885     (   10,000)(7)    $ 1,039,792
                                        (  250,000)(8)
  Inventory                  20,407     (   20,407)(6)           -
  Other current assets       60,777     (   60,000)(6)            777
                        -----------    -----------        -----------
Total current assets        398,069        642,500          1,040,569

Property and equipment,
  net                       258,795     (  258,795)(9)           -
Security deposits             8,500     (    8,500)(6)           -
                        -----------    -----------        -----------
Total assets            $   665,364    $   375,205        $ 1,040,569
                        ===========    ===========        ===========

Liabilities and Shareholders' Equity

Current liabilities:
  Accounts payable and
    other                   294,285     (  250,000)(8)         44,285
  Due to Integrated
     Food Systems, Inc.     11,284            -                11,284
                        -----------    -----------        -----------
Total current
   liabilities:             305,569     (  250,000)            55,569

Security deposits
   payable                    6,000     (    6,000)(6)           -
                        -----------    -----------        -----------
Total liabilities:          311,569     (  256,000)            55,569
                        -----------    -----------        -----------
Shareholders' equity:
     Common stock/
   paid-in capital        2,232,005           -             2,232,005
  Retained earnings
   (deficit)             (1,878,210)       631,205 (10)    (1,247,005)
                        -----------    -----------        -----------
Total shareholders'
  equity                    353,795        631,205            985,000
                        -----------    -----------        -----------
Total liabilities
  and equity            $   665,364    $   375,205        $ 1,040,569
                        ===========    ===========        ===========


                         (Continued on following page)



See accompanying notes to pro-forma consolidated financial statements.

                   FAST FOOD OPERATORS, INC. AND SUBSIDIARIES
                      PRO-FORMA CONSOLIDATED BALANCE SHEET

                         (Continued from previous page)

                             March 29,                        March 29,
                               1998         Pro-Forma            1998
                             Pro-Forma     Adjustments        Pro-Forma
                              (Before       to Reflect          (After
                            Liquidation)   Liquidation       Liquidation)
                            -----------    -----------       -----------
Assets

Current assets:
                                           $(   55,569)(11)
  Cash                      $ 1,039,792     (  980,573)(12)  $      -
                                            (    3,650)(13)
  Inventory                        -              -                 -
  Other current assets              777     (      777)(14)         -
                            -----------    -----------       -----------
Total current assets          1,040,569     (1,040,569)             -

Property and equipment, net        -              -                 -
Security deposits                  -              -                 -
                            -----------    -----------       -----------
Total assets                $ 1,040,569    $(1,040,569)      $      -
                            ===========    ===========       ===========

Liabilities and Shareholders' Equity

Current liabilities:
  Accounts payable and
     other                       44,285     (   44,285)(11)         -
  Due to Integrated Food
   Systems, Inc.                 11,284     (   11,284)(11)         -
                            -----------    -----------       -----------
Total current liabilities:       55,569     (   55,569)(11)         -

Security deposits payable          -              -                 -
                            -----------    -----------       -----------
Total liabilities:               55,569     (   55,569)             -
                            -----------    -----------       -----------
Shareholders' equity:
  Common stock/
  paid-in capital             2,232,005     (  980,573)(12)    1,251,432
  Retained earnings
   (deficit)                 (1,247,005)    (    4,427)(15)   (1,251,432)
                            -----------    -----------       -----------
Total shareholders'
   equity                       985,000     (  985,000)             -
                            -----------    -----------       -----------
Total liabilities and
  equity                    $ 1,040,569    $(1,040,569)      $      -
                            ===========    ===========       ===========


See accompanying notes to pro-forma consolidated financial statements.


                   FAST FOOD OPERATORS, INC. AND SUBSIDIARIES
                PRO-FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  Year Ended
                                                                  December 28,
                     Year Ended                                       1997
                     December 28,    Pro-Forma Adjustments(1)      Pro-Forma
                        1997       -------------------------       (Pre-Sale
                     Historical      Hillside         Empire      Transaction)
                     ------------  -----------     -----------    ------------

Sales               $  5,247,779   $(  170,061)    $(  629,974)   $ 4,447,744
Cost of sales          1,697,245    (   55,836)     (  238,334)     1,403,075
                    ------------   -----------     -----------    -----------
Gross profit           3,550,534    (  114,225)     (  391,640)     3,044,669
                    ------------   -----------     -----------    -----------
Selling, general
  and admin
  istrative
  expenses             3,380,944    (  116,936)     (  441,717)     2,822,291
Interest expense           8,100          -               -             8,100
Rental income        (    10,800)         -             10,800(2)       -
Gain on sale of
  restaurant         (    13,908)       13,908 (a)        -   (b)       -(c)
Income and expense
  reimbursement
  arising from
  management
  sub-contract       (     6,484)         -              6,484 (3)      -
Loss on asset
  impairment             159,772          -         (  159,772)(4)      -

                    ------------   -----------     -----------    -----------
                       3,517,624    (  103,028)     (  584,205)     2,830,391
                    ------------   -----------     -----------    -----------
Net income          $     32,910   $(   11,197)(a) $   192,565(b) $  214,278(c)
                    ============   ===========     ===========    ===========

Weighted average
  number of shares
  outstanding          8,914,300                                    8,914,300
                    ============                                  ===========
Net income
  per share         $       -                                     $       .02
                    ============                                  ===========


                         (Continued on following page)


(a) Excludes gain of $13,908 on the sale of the Hillside Restaurant, sold April 15, 1997.
(b)  Excludes gain of $5,000 on the sale of the Empire Restaurant.
(c) Excludes aggregate gain of $18,908 on the sale of the Hillside and Empire Restaurants.


See accompanying notes to pro-forma consolidated financial statements.

                   FAST FOOD OPERATORS, INC. AND SUBSIDIARIES
                PRO-FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                         (Continued from previous page)


                         Year Ended
                         December 28,                        Year Ended
                            1997         Pro-Forma           December 28,
                          Pro-Forma     Adjustments             1997
                          (Pre-Sale      Re: Sale            (After Sale
                        Transaction)    Transaction          Transaction)
                        ------------    ------------        --------------

Sales                   $  4,447,744    $(4,447,744)        $       -
Cost of Sales              1,403,075     (1,403,075)                -
                        ------------    -----------         ------------
Gross profit               3,044,669     (3,044,669)                -
                        ------------    -----------         ------------
Selling, general and
  administrative
  expenses                 2,822,291     (2,822,291)                -
Interest expense               8,100     (    8,100)(5)             -
Rental income                   -             -                     -
Gain on sale of
  restaurant                    -   (c)       -      (d)            -  (e)
Income and expense
  reimbursement
  arising from
  management
  sub-contract                  -             -                     -
Loss on asset
  impairment                    -             -                     -
                        ------------    -----------         ------------
                           2,830,391     (2,830,391)                -
                        ------------    -----------         ------------
Net income              $    214,278(c)$ (  214,278)(d)(f)  $  -  (e)(f)
                        ============    ===========         ============

Weighted average
  number of shares
  outstanding              8,914,300                           8,914,300
                        ============                        ============
Net income
  per share             $        .02                        $       -
                        ============                        ============



(c) Excludes aggregate gain of $18,908 on the sale of the Hillside and Empire Restaurants.
(d)  Excludes gain of $631,205 attributable to the Sale Transaction.
(e)  Excludes aggregate gain of $650,113 on the sale of all six restaurants.
(f) Also excludes estimated liquidation period loss of $4,427. See Note 15 to the pro-forma consolidated Balance Sheet.

See accompanying notes to pro-forma consolidated financial statements.

                   FAST FOOD OPERATORS, INC. AND SUBSIDIARIES
                PRO-FORMA CONSOLIDATED STATEMENTS OF OPERATIONS





                                                          Quarter Ended
                                                          March 29, 1998
                         Quarter Ended       Sale of        Pro-Forma
                         March 29, 1998      Empire        (Pre-Sale
                           Historical       Restaurant     Transaction)
                         --------------    ------------   --------------

Sales                       $  1,202,456   $(  147,530)   $  1,054,926
Cost of sales                    362,116    (   53,787)        308,329
                            ------------   -----------    ------------
Gross profit                     840,340    (   93,743)        746,597
                            ------------   -----------    ------------
Selling, general and
  administrative expenses        803,848    (  107,144)        696,704
Interest expense                     211          -                211
Rental income                (     2,700)        2,700(2)         -
Income and expense
  reimbursement arising
  from management
  sub-contract               (    10,284)       10,284(3)         -
                            ------------   -----------    ------------
                                 791,075    (   94,160)        696,915
                            ------------   -----------    ------------
Net income                  $     49,265   $       417(a) $     49,682(a)
                            ============   ===========    ============

Weighted average number
  of shares outstanding        8,914,300                     8,914,300
                            ============                  ============
Net income per share        $        .01                  $        .01
                            ============                  ============


                         (Continued on following page)

(a)  Excludes gain of $5,000 on the sale of the Empire Boulevard Restaurant.


See accompanying notes to pro-forma consolidated financial statements.


                   FAST FOOD OPERATORS, INC. AND SUBSIDIARIES
                PRO-FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                         (Continued from previous page)



                            Quarter Ended                    Quarter Ended
                            March 29, 1998    Pro-Forma      March 29, 1998
                              Pro-Forma      Adjustments       Pro-Forma
                              (Pre-Sale       Re: Sale        (After Sale
                             Transaction)    Transaction      Transaction)
                            --------------   ------------    --------------

Sales                       $  1,054,926     $(1,054,926)    $      -
Cost of sales                    308,329      (  308,329)           -
                            ------------     -----------     ------------
Gross profit                     746,597      (  746,597)           -
                            ------------     -----------     ------------
Selling, general and
  administrative expenses        696,704      (  696,704)           -
Interest expense                     211      (      211)(5)        -
Rental income                       -                -              -
Income and expense
  reimbursement arising
  from management
  sub-contract                      -               -               -
                            ------------     -----------     ------------
                                 696,915      (  696,915)           -
                            ------------     -----------     ------------
Net income                  $     49,682(a)  $(   49,682)(b) $      -(a)(b)
                            ============     ===========     ============

Weighted average number of
  shares outstanding           8,914,300                        8,914,300
                            ============                     ============
Net income per share        $        .01                     $       -
                            ============                     ============


(a)  Excludes gain of $5,000 on the sale of the Empire Boulevard Restaurant.
(b) Excludes gain of $631,205 attributable to the Sale Transaction. Also excludes estimated liquidation period loss of $4,427. See Note 15 to the pro-forma consolidated Balance Sheet.


See accompanying notes to pro-forma consolidated financial statements.




           FAST FOOD OPERATORS, INC. AND SUBSIDIARIES
            NOTES TO PRO-FORMA FINANCIAL STATEMENTS
         NOTES TO PRO-FORMA CONSOLIDATED BALANCE SHEET

1. Represents the receipt of the all-cash consideration for the sale of the Empire Boulevard, Brooklyn Restaurant. The agreement of sale was signed on July 2, 1998; it is now awaiting the approval of the Franchisor. The proceeds are estimated to consist of the following:

          Purchase Price                     $ 70,000
          Closing adjustments:
           Inventory (estimated)                3,750
           Other (estimated)                    1,000
                                             --------
          Total proceeds of sale             $ 74,750
                                             ========

2. Represents estimated closing costs for legal fees in connection with the sale of the Empire Restaurant.

3. Represents the payment of trade and other liabilities directly attributable to the Empire Restaurant paid from the sale proceeds thereof.

4. Represents the net carrying value of the property and equipment of the Empire Restaurant, which had been written down to its estimated net realizable value at December 28, 1997.

5. Represents the estimated gain on the sale of the Empire Restaurant measured by the sales price of $70,000 (excluding dollar for dollar closing adjustments) less estimated closing costs for legal fees of $5,000 over the $60,000 net carrying value of the restaurant assets sold. Due to available net operating tax loss carryforwards, income taxes attributable to such gain are expected to be immaterial and have been ignored.

6. Represents the receipt of the all-cash consideration for the four restaurants comprising the Sale Transaction as follows:

          Purchase price                     $900,000
          Closing adjustments
           Inventory                           20,407
           Prepayments and other               60,000
           Security deposits, net               2,500
                                             --------
          Total proceeds of sale             $982,907
                                             ========

7. Represents estimated closing costs for legal fees in connection with the Sale Transaction.

8. Represents the payment of trade and other liabilities directly attributable to the four restaurants comprising the Sale Transaction paid from the sale proceeds thereof.

9. Represents the net carrying value of the property and equipment of the four restaurants comprising the Sale
     Transaction.

10. Represents the estimated gain on the Sale Transaction measured by the sales price of $900,000 (excluding dollar for dollar closing adjustments) less estimated closing costs for legal fees of $10,000 over the $258,795 net carrying value of the restaurant assets sold. Due to available net operating tax loss carryforwards, income taxes attributable to such gain are expected to be immaterial and have been ignored.

11. Represents payment of the remaining $55,569 of liabilities of the Company, consisting of $11,284 owed to Integrated
     Food Systems and $44,285 of trade payables and other liabilities.

12. Represents the payment of two liquidating distributions to shareholders in the amounts of $.09 and $.02 per share, respectively. While no assurance can be given in this regard, the Company believes it will have adequate funds to pay the aggregate distribution of $980,573. The Company expects both the June 1998 quarter and subsequent operations until the date of sale to be cash-flow positive.

13. Represents estimated costs and expenses during the liquidation period.

14. Represents estimated losses on the non-realization of certain prepayments and other assets.

15. Represents the estimated net loss during the liquidation period as follows:

          Liquidation costs and expenses          $ 3,650
          Loss on realization of certain assets       777
                                                  -------
          Net loss during the liquidation period  $ 4,427
                                                  =======


    NOTES TO PRO-FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

1. The pro-forma adjustments applicable to the sale of the Hillside and Empire Restaurants and the four restaurants comprising the Sale Transaction, other than where indicated by a specific footnote, generally consist of subtracting the restaurant sales, cost of sales and direct operating expenses attributable thereto for each period presented. Certain items are specifically footnoted below. (See Notes 2 thru 5). In accordance with the requirements for the presentation of pro-forma financial information, the pro-forma statements of operations exclude the gain from the sales of the various restaurants.

2. Rental income is earned exclusively from a sub-lease of a portion of the Empire Boulevard premises. The sub-lease will be sold together with the restaurant.

3. The income and expense reimbursement relates to the management sub-contract for the Empire Boulevard restaurant.

4. The loss on asset impairment in 1997 was incurred on the property and equipment of the Empire Boulevard Restaurant. For pro-forma presentation purposes, such loss is eliminated. Absent such elimination, the effect of the impairment write-down would have been recognized in the loss on sale, which would then be eliminated as a non-recurring loss related to such sale.

5. Interest expense is eliminated since receipt of the proceeds from the Sale Transaction would have been sufficient to retire the interest bearing indebtedness at the beginning of each period.

            ADDITIONAL INFORMATION ABOUT THE COMPANY

DESCRIPTION OF BUSINESS

Fast Food Operators, Inc. (the "Company") was incorporated in New York on December 18, 1978. The Company is a fast food restaurant company engaged in the ownership, management and operation of the Restaurants. Each Restaurant is operated under a franchise agreement granted to the Company by Franchisor.

The Restaurants are located in the boroughs of Brooklyn, Queens and Manhattan, all of which are located in the New York
Metropolitan Area. The New York Metropolitan Area is one of the most highly populated areas in the United States.

PROPERTIES

     The Company currently operates five Popeyes Famous Fried
Chicken and Biscuits restaurants at the locations and lease expiration dates set forth below:

1.   722 Seventh Avenue, New York, New York            12/31/02
2.   122-10 Guy Brewer Boulevard, Queens, New York      6/30/03
3.   850 Pennsylvania Avenue, Brooklyn, New York        9/30/06
4.   2137 Nostrand Avenue, Brooklyn, New York           2/28/07
5.   40 Empire Boulevard, Brooklyn, New York            6/30/13

     On July 8, 1998, the Company agreed to sell the Empire
Boulevard Restaurant pursuant to an asset purchase agreement that provides such sale will not be completed until the approval of Franchisor; such approval is expected.

     The lease for the fourth restaurant, a sub-lease has been renewed through February 28, 2007 at a percentage rental of 11% of sales for the first five years and 12% of sales for the second five years. Rent on such sub-lease had previously been 15% of sales.

     In July 1996 the Manhattan lease, due to expire December 31,
1996, was amended to extend the term to December 31, 2002 and effective August 1, 1996 to increase the annual rent from $180,000 to $265,000 through July 31, 1999. The rent for the remainder of the extended term will be $270,000 annually.

     In addition to the foregoing, the Company has subleased to an unrelated party a portion of the greater premises leased at its Empire Boulevard, Brooklyn location. Such sub-leased premises front on the cross-street to Empire Boulevard at 1074 Washington Avenue. These premises had originally been used by the Company for a pizza restaurant which did not operate profitably. On July 8, 1998, the Company agreed to sell the Empire Boulevard location and the related sub-lease as well.

     A sublease for certain premises formerly used as a Popeye's
Restaurant at 87-26 Roosevelt Avenue in Queens, New York was terminated August 1, 1996 when the Company, with the lessor's consent, assigned its lease to the sub-lessee.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of June 30, 1998 information regarding the beneficial ownership of Common Stock
(i) by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) by each person who is a director or nominee for director; and (iii) by all directors and executive officers as a group.



Name of Beneficial
Owner
or Name and Address
of Owner                  Amount and Nature of
of More Than 5%           Beneficial Ownership           Percent of Class
-------------------       --------------------           ----------------

Integrated Food           3,000,000 shares (1)                  33.65%
Systems, Inc.
42-40 Bell
Boulevard
Bayside, New York
11361

Lewis Topper              114,888 shares (1)                    1.3%

Lois Schifrin             430,240 shares (2)                    4.8%
300 East 56th
Street
New York, NY  10022

Toni Wiener               430,240 shares (2)                    4.8%
9 Harbor Court East
Roslyn, New York
11576

Bruce Schifrin            430,239 shares (2)                    4.8%
16 Rodeo Circle
Syosset, New York
11791

Daniel A. Poganski        31,635 shares (1)                     0.3%

Wayne R. Lehrhaupt              --                              --

All directors and         146,523 shares (1)                    1.6%
executive
directors as a
group
(three persons)


Except as set forth in the footnotes, none of such shares is known by the Company to be shares with respect to which the beneficial owner has the right to acquire beneficial ownership. Except as set forth in the footnotes, the Company believes the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by them.

_____________________________________________

(1) Represents 3,000,000 shares of Common Stock issued June 25, 1992 upon shareholder approval of the 1990 Transactions. See The Company - Transactions with IFS. Lewis Topper is the President and a Director of IFS, and the Chairman of the Board, Chief Executive Officer, Treasurer and a Director of Fast Food Systems and Daniel
     A. Poganski is the Secretary, Controller and a Director
     of IFS and Fast Food Systems.   Mr. Topper owns 42.3% of
     the outstanding shares of Fast Food Systems, Inc. and may be deemed to have a proportional beneficial ownership interest in the 3,000,000 shares owned by IFS, Fast Food System, Inc.'s wholly-owned subsidiary. Mr. Topper has informed the Board that pursuant to his direction IFS will vote its 3,000,000 shares in favor of the Proposal. Such shares together with the shares owned by Messrs. Topper and Poganski constitute 35.3% of the outstanding shares of the Company.

(2) Lois Schifrin, Toni Wiener and Bruce Schifrin are siblings. Each has attained his or her majority and disclaims beneficial ownership as to any of the shares owned by such other persons.


                     STOCKHOLDER PROPOSALS

     Shareholders are advised that any proposals regarding matters which any stockholder desires to present at the next annual meeting of the Shareholders are to be received by the Company at the Company's principal executive offices for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting by August 25, 1998.





By the order of the Board of Directors,



LEWIS E. TOPPER
-----------------------------------
Lewis E. Topper, Director, Chairman
of the Board, President, Chief
Executive Officer, and Treasurer


August 15, 1998


                 INDEX TO FINANCIAL STATEMENTS


Annual Consolidated Financial Statements               Page
----------------------------------------               ----

Independent Auditor's Report                           F-1

Consolidated Balance Sheet as of December 28, 1997     F-2

Consolidated Statement of Operations for the
  Years Ended December 28, 1997
  and December 29, 1996                                F-3

Consolidated Statement of Stockholders'
  Equity for the Years Ended December 28, 1997
  and December 29, 1996                                F-4

Consolidated Statement of Cash Flows for the
  Years Ended December 28, 1997
  and December 29, 1996                                F-5

Notes to Consolidated Financial Statements             F-6
                                                       to
                                                       F-13

Quarterly Financial Information
-------------------------------

Condensed Consolidated Balance Sheet
  as of March 29, 1998                                 F-14

Condensed Consolidated Statement of Operations
  for the Three Months Ended March 29, 1998
  and March 30, 1997                                   F-15

Condensed Consolidated Statement of Cash Flows
  for the Three Months Ended March 29, 1998
  and March 30, 1997                                   F-16

Notes to Condensed Consolidated
  Financial Statements                                 F-17







                  INDEPENDENT AUDITOR'S REPORT


Board of Directors
Fast Food Operators, Inc.
Bayside, New York

I have audited the accompanying consolidated balance sheet of Fast Food Operators, Inc. and Subsidiaries as of December 28, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 28, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fast Food Operators, Inc. and Subsidiaries as of December 28, 1997, and the consolidated results of their operations and cash flows for each of the years in the two-year period ended December 28, 1997, in conformity with generally accepted accounting principles.


                              /S/ ERIC L. WESTON
                              Certified Public Accountant

Westbury, New York
January 15, 1998, except for Note 11 as
to which the date is January 26, 1998


                              F-1

           Fast Food Operators, Inc. and Subsidiaries
                   Consolidated Balance Sheet
                       December 28, 1997


  ASSETS

Current assets:
 Cash                                             $   276,956
 Inventory (Note 1B)                                   28,202
 Prepaid expenses and other current assets             87,332
Total current assets                                  392,490
                                                  -----------
Property and equipment, net of accumulated
 depreciation (Notes 1C, 1D, 2, and 9)                320,294
                                                  -----------
Other assets:
 Security deposits                                      8,500
 Intangible assets, net of accumulated
   amortization (Notes 1E and 3)                          684
                                                  -----------
Total other assets                                      9,184
                                                  -----------
TOTAL ASSETS                                      $   721,968
                                                  ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Current maturities of note payable bank
   (Notes 4 and 11A)                              $    62,500
 Accounts payable and accrued expenses                259,241
 Taxes, other than income taxes                        49,159
 Due to Integrated Food Systems, Inc. (Note 6)         13,222
                                                  -----------
Total current liabilities                             384,122

Note payable bank, less current maturities
 (Notes 4 and 11A)                                     26,042
Security deposits payable                              12,274
                                                  -----------
Total liabilities                                     422,438
                                                  -----------
Commitments and contingencies -
 (Notes 6, 7, 9, 10 and 11)
Stockholders' equity - (Notes 5 and 6):
 Common stock, $.01 par value;
   authorized: 10,000,000 shares;
   issued and outstanding: 8,914,300 shares            89,143
 Additional paid-in capital                         2,142,862
 Accumulated deficit                               (1,932,475)
                                                  -----------
Total stockholders' equity                            299,530
                                                  -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $   721,968
                                                  ===========
See notes to consolidated financial statements.

                                      F-2



           Fast Food Operators, Inc. And Subsidiaries
              Consolidated Statement of Operations
      Years Ended December 28, 1997 and December 29, 1996

                                       1997           1996
                                   -----------    -----------

Sales                              $ 5,247,779    $ 5,349,978

Cost of sales                        1,697,245      1,781,065
                                   -----------    -----------
Gross profit                         3,550,534      3,568,913
                                   -----------    -----------
Selling, general and
 administrative expenses
 (Notes 6, 7A, 7B, 7C and 11B)       3,390,737      3,652,223

Interest expense -
 (Notes 4 and 11A)                       8,100          -

Sublease income (Note 7B)             ( 10,800)      ( 46,537)

Miscellaneous income, including gain
 of $13,908 on sale of restaurant
 in 1997 (Note 9B)                    ( 30,185)      ( 42,861)

Loss on asset impairment in 1997 and
 litigation settlement in 1996
 (Notes 9A and 7D)                     159,772        143,500
                                   -----------    -----------
                                     3,517,624      3,706,325
                                   -----------    -----------
Net income (loss) (Note 10)        $    32,910    $  (137,412)
                                   ===========    ===========

Earnings (loss) per common share
 (Note 1H)                         $     -        $      (.02)
                                   ===========    ===========
Weighted average number of
 shares outstanding                  8,914,300      8,914,300
                                   ===========    ===========



See notes to consolidated financial statements.


                                      F-3


            Fast Food Operators, Inc. and Subsidiaries
          Consolidated Statement of Stockholders' Equity
                Two Years Ended December 28, 1997

                                                       Total
                            Additional    Accumu-      Stock-
            Common Stock    Paid-In       lated        holders'
          Shares    Amount  Capital       Deficit      Equity
          ------    ------  ----------    -------      -------


Balances,
January
1, 1996   8,914,300 $89,143 $ 2,232,005   $(1,827,973) $  493,175

Return of
capital
distri-
bution
(Note 5)     -        -     (   89,143)         -      (   89,143)

Net loss
for 1996     -        -        -           (  137,412) (  137,412)
          --------- ------- -----------   -----------   ---------
BALANCES,
DECEMBER
29, 1996  8,914,300  89,143   2,142,862    (1,965,385)    266,620

Net income
for 1997     -        -        -               32,910      32,910
          --------- ------- -----------   ------------ ----------

BALANCES,
DECEMBER
28, 1997  8,914,300 $89,143 $ 2,142,862   $(1,932,475) $  299,530
          ========= ======= ===========   ===========  ==========


See notes to consolidated financial statements.


                                      F-4

            Fast Food Operators, Inc. And Subsidiaries
               Consolidated Statement of Cash Flows
        Years Ended December 28, 1997 and December 29, 1996

                                          1997          1996
                                      -----------    -----------

Cash flows from operating activities:
 Net income (loss)                    $    32,910    $(  137,412)
                                      -----------    -----------
Adjustments to reconcile net income
 (loss) to net cash provided by
 operating activities:
   Depreciation and amortization          100,524        117,679
   Loss on asset impairment (1997)
    and litigation settlement
    (1996)                                159,772        143,500
   Gain on sale of restaurant          (   13,908)         -
   Decrease (increase) in inventory         3,972     (      229)
   Decrease (increase) in prepaid
    expenses and other current
    assets                             (   33,799)        78,393
   Decrease in accounts payable
    and accrued expenses               (  222,221)    (   57,634)
   Increase (decrease) in security
    deposits                           (    6,484)         8,128
   Increase (decrease) in taxes, other
    than income taxes                  (    6,292)         5,484
   Increase (decrease) in due to
    Integrated Food Systems, Inc.      (    3,461)       169,693
                                      -----------    -----------
Total adjustments                      (   21,897)       465,014
                                      -----------    -----------
Net cash provided by operating
 activities                                11,013        327,602
                                      -----------    -----------
Cash flows from investing activities:
 Purchase of fixed and other assets    (   98,584)    (  120,938)
 Proceeds from sale of restaurant
   assets                                  41,331          -
 Security deposits refunded                 5,000          6,514
 Other                                 (      950)         -
                                      -----------    -----------
Net cash required by investing
 activities                            (   53,203)    (  114,424)
                                      -----------    -----------
Cash flows from financing activities:
 Proceeds of note payable                 125,000          -
 Return of capital distribution             -         (   89,143)
 Payments of long-term debt            (   36,458)         -
                                      -----------    -----------
Net cash provided (required) by
 financing activities                      88,542     (   89,143)
                                      -----------    -----------
Net increase in cash                      46,352         124,035

Cash, beginning of year                   230,604        106,569
                                      -----------    -----------
Cash, end of year                     $   276,956    $   230,604
                                      ===========    ===========
Supplemental cash flow information:
 Cash paid during the year for
   interest                           $     6,341    $     -
                                      ===========    ===========
Non-cash investing and financing
 activities:
   Reclassification of deferred
    lease costs                       $     9,283    $     -
                                      ===========    ===========
 Net book value of property and
   equipment sold                     $    16,092    $     -
                                      ===========    ===========
 Other restaurant assets sold:
   Inventory                          $     3,731    $     -
                                      ===========    ===========
   Prepayments                        $     6,650    $     -
                                      ===========    ===========

See notes to consolidated financial statements.

                                      F-5

           Fast Food Operators, Inc. And Subsidiaries
           Notes to Consolidated Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A)  Organization and Principles of Consolidation:

The Company is engaged in the business of operating retail fast food restaurants under its trade name, Popeye's Famous Fried Chicken and Biscuits of New York, in accordance with franchise agreements. The Company is managed by Integrated Food Systems, Inc. ("IFS") who has made loans with as well as an investment in the Company. (See Notes 1E, 3, 6 and 7A). At December 1997 the Company was operating five restaurants, having sold one restaurant at a gain in April 1997. (See Note 9).

The consolidated financial statements include the accounts of the Company's wholly owned subsidiaries, New Jersey Pop Corp., Royal
Foods, Inc., Empire Boulevard, Inc. and 1074 Washington Avenue,
Inc. All intercompany accounts and transactions have been eliminated.

(B)  Inventory:

Inventory consists of food and paper supplies and is valued at the lower of cost or market on a first-in, first-out basis.

(C)  Depreciation and Amortization:

The cost of property and equipment is depreciated using the straight-line method at rates adequate to allocate the cost of applicable assets over their expected useful lives.

Leasehold improvements are amortized over the lesser of the terms of the related leases or the estimated useful lives of the assets.

(D)  Asset Impairments:

The Company records impairment losses when events and/or changes in circumstances indicate that the carrying value of an asset will not be recovered through future cash inflows. Assets deemed to be impaired are written down to their fair values. For impaired assets to be sold or otherwise disposed of, reported asset values are reduced for estimated costs of sale of disposal, as applicable. Impaired assets to be sold or disposed of are neither depreciated nor amortized; though they may still be utilized in revenue-producing capacities. (See Notes 2, 3 and 9A).

(E)  Intangible Assets:

The Company operates its Popeye's franchises pursuant to franchise agreements. Initial franchise fees incurred in connection with the acquisition of franchises are amortized on a straight-line basis over 10 years. The agreements pertaining to each existing franchise are for a 20-year term. The Company may, at its option, renew each expiring franchise for one additional 10-year period for a fee equal to 50% of the then current franchise fee. Such renewal fee is presently $12,500.

The franchise agreements also obligate the Company to pay the franchisor fees for royalties and advertising. (See Note 7A).

Deferred lease costs are amortized over the life of the lease.

(F)  Income Taxes:

The Company's consolidated federal income tax return includes all of its subsidiaries. The Company accounts for income taxes pursuant to Financial Accounting Standard No. 109, ("FAS 109"), adopted in 1993. The adoption of this standard has had no impact on the Company's reportable income tax expense or benefit. (See
Note 10).

The Company is also subject to various state and local corporate franchise taxes. Such taxes, not constituting a tax on income, are included in general and administrative expenses.

(G)  Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date thereof and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(H)  Earnings (Loss) per Common Share:

Income (loss) per common share is computed by dividing such amount by the weighted average number of common shares outstanding during each year. The Company has no outstanding stock options, purchase warrants or other potentially dilutive securities. Accordingly, adoption of Financial Accounting Standard No. 128, "Earnings Per Share," effective for periods ended after December 15, 1997, had no effect on such per share data.

(I)  Fiscal Year:

The Company's fiscal year ends on the last Sunday in December.
Fiscal 1997 and 1996 each comprised 52 weeks.

NOTE 2 -  PROPERTY AND EQUIPMENT

Property and equipment at December 28, 1997 consist of the following:

Leasehold improvements                  $  798,498
Kitchen equipment                          626,032
Furniture and fixtures                     197,129
Register systems                            54,495
Automobiles                                 13,023
Impaired restaurant assets to be sold,
 including deferred leasehold costs
 of $9,283 (See Notes 3, 7C and 9A)         60,000
                                        ----------
                                         1,749,177
Less: Accumulated depreciation and
       amortization                      1,428,883
                                        ----------
Net property and equipment              $  320,294
                                        ==========

                              F-7

           Fast Food Operators, Inc. and Subsidiaries
         Notes to the Consolidated Financial Statements

NOTE 3 -  INTANGIBLE ASSETS:

Intangible assets at December 28, 1997 consist of the following:

Franchise fees, net of accumulated
 amortization of $99,583                $      417
Deferred lease costs, net of
 accumulated amortization of $3,733            267
                                        ----------
       Total:                           $      684
                                        ==========

At December 28, 1997, unamortized deferred lease costs of $9,283 were reclassified to "Impaired Assets to be Sold." (See Notes 2,
7C and 9A).

NOTE 4 -  NOTE PAYABLE, BANK

On April 10, 1997 the Company borrowed $125,000 from the BSB Bank & Trust Company in order to fund the payment of the litigation settlement with the Host Marriott Corporation. (See Note 7D). The note, secured by the Company's inventory, equipment and intangibles, was due in 24 monthly principal payments of $5,208 plus interest at 10%. Subsequent to December 28, 1997, the balance of the note was prepaid. (See Note 11A).

NOTE 5 -  RETURN OF CAPITAL DISTRIBUTION

On November 15, 1996, the Company declared a return of capital distribution of $.01 per share of common stock. The distribution, aggregating $89,143, was paid on December 16, 1996 to shareholders of record as of December 2, 1996.

NOTE 6 -  RELATED PARTY TRANSACTIONS

The Company is managed by IFS pursuant to a management and other related agreements originally entered into in January 1988. In December 1990, the Company and IFS conditionally amended the various agreements between them. Adoption of the amended agreements, including a restructuring of the Company's debt and a conversion of a part thereof to 3,000,000 shares of common stock, all on a retroactive basis, required the ratification of the Company's shareholders, which was obtained on June 25, 1992. The management agreement was further amended effective January 26, 1994 to reduce the annual management fee by $4,000 per restaurant to $12,000.

The management agreement has been renewed annually for additional one-year terms through January 25, 1998; each renewal provided for a per restaurant fee of $12,000. However, the renewal effective January 26, 1996 required a minimum annual fee of $108,000; the renewal effective January 26, 1997 required a minimum annual fee of $96,000. Subsequent to December 28, 1997 the agreement was again renewed. (See Note 11B).

Management fees were $97,000 in fiscal 1997 and $105,000 in 1996.

At January 1, 1996, IFS owed the Company $153,010, which was repaid during the first quarter of 1996. At December 28, 1997 and December 29, 1996 the Company owed IFS $13,222 and $16,683, respectively, representing the management fee for the respective month then ended and miscellaneous items.

                              F-8

           Fast Food Operators, Inc. and Subsidiaries
         Notes to the Consolidated Financial Statements

NOTE 7 -  COMMITMENTS AND CONTINGENCIES

(A)  Franchise Arrangements:

The Company is obligated to pay the franchisor fees for royalties and advertising, equal to 5% and 3% of gross sales, respectively. Royalty and advertising fees charged to operations were $262,289 and $156,997 for fiscal 1997 and $267,375 and $162,486 for 1996.

(B)  Operating Lease Commitments:

The Company has lease agreements for all five of its store premises expiring at various dates through June 2007. Of these, one expires in September 1998, one in 2002, one in 2003 and two in 2007. Only the lease expiring in 2003 may be extended - for one ten-year term. Three of the leases provide for percentage rent at rates averaging 5% on annual sales in excess of stated minimums. One lease requires base rent equal to 11% of sales through February 28, 2002 and 12% of sales through February 28, 2007. In addition to monthly rental charges on all the leases, the Company must pay certain property taxes, insurance and other expenses.

Effective August 1, 1996 the Company's lease for its Manhattan restaurant was amended to extend the lease term by six years until December 31, 2002 and increase the annual rental from $180,000 to $265,000 for the three-year period ending July 31, 1999 and to $270,000 thereafter.

During 1997 the Company sold one Queens restaurant.  (See Note
9B). At December 28, 1997 the Company earns rental income from one sublease. (See Note 9A). Another sub-lease was terminated on August 1, 1996.

Minimum future annual rental and sublease payments under the remaining operating leases are as follows:

           Year            Amount       Sublease         Net
        -----------      ----------     --------     ----------
           1998          $  384,445     $ 10,800     $  373,645
           1999             359,903       10,800        349,103
           2000             362,820       10,800        352,020
           2001             362,820       10,800        352,020
           2002             365,361       10,800        354,561
         2003-2007          272,559       47,700        224,859
                         ----------     --------     ----------
         Totals          $2,107,908     $101,700     $2,006,208
                         ==========     ========     ==========

The components of rent expense for the last two fiscal years are as follows:

                           1997           1996
                         ---------      ---------
Minimum rentals          $ 424,122      $ 431,238
Contingent rentals         102,532         94,683
                         ---------      ---------
                           526,654        525,921
Less: Sublease rentals      10,800         46,537
                         ---------      ---------
                         $ 515,854      $ 479,384
                         =========      =========

                                      F-9

           Fast Food Operators, Inc. and Subsidiaries
           Notes to Consolidated Financial Statements

NOTE 7 -COMMITMENTS AND CONTINGENCIES  - (continued)

(C)  Management Agreement:

Effective April 1, 1996 the Company entered into a management agreement with an individual (The "Manager") to manage the operations of its Popeye's Restaurant on Empire Boulevard in Brooklyn. The agreement, which had an initial term of nine months, continues in effect indefinitely unless cancelled by the Company or the Manager, in each case, upon written notice of 30 or 90 days, respectively. If the agreement is terminated by reason of the Manager's breach or is otherwise terminated by the Manager for any reason other than a breach by the Company, the Manager must pay a $10,000 termination fee. The Manager paid a $15,000 security deposit upon the commencement of the agreement.

The agreement provides for a monthly management fee to the Manager equal to the restaurant's cash flow including sub-lease income less the greater of $200 or five percent of such monthly cash flow total, calculated monthly and not cumulatively. Stated conversely, the Company receives the greater of $200 per month or 5% of the restaurant's total monthly cash flow. Any negative cash flow in any month is borne by the Manager and the Company still receives the $200 minimum amount for such month. In fiscal 1997, the Company earned the minimum fee of $2,400 and was also reimbursed by the manager for $4,084 of net cash flow shortfall for the year. In fiscal 1996, the Company earned the minimum $1,800 amount for the nine months the agreement was in effect. The amount retained by the Manager during 1996 was $10,686.

The Company is seeking to sell this restaurant. (See Notes 2, 3 and 9A).

(D)  Adjudication and Settlement of Lawsuit:

In March 1997, the U.S. District Court reached a decision in the lawsuit brought against the Company by the Host Marriott Corporation. Such plaintiff was the landlord for a prior location which the Company had acquired and leased from the plaintiff. The property had been the subject of a condemnation suit filed by the New Jersey Department of Transportation. The related construction project necessitated the closing of the restaurant in July 1993. In January of 1994, the Company received condemnation proceeds of $399,302 of which $105,909 comprised attorney fees and related expenses. The Company considered the lease to be terminated and as of February 1, 1994 ceased paying rent.

In September 1994, the landlord brought a lawsuit seeking lost rent, payment for alleged loss of percentage rent, recovery of the condemnation award paid to the Company and punitive damages. The Company filed an answer denying all liability and asserting various affirmative defenses, among which was the failure of the plaintiff to mitigate damages based on their refusal to assign the lease to another tenant. In March 1996 the Company, as defendant, and the plaintiff filed cross motions for summary judgement. The matter subsequently proceeded to trial in U.S. District Court in February 1997. On March 7, 1997, the Court decided in favor of the plaintiff and awarded $229,893 plus reasonable legal fees.
                              F-10

           Fast Food Operators, Inc. and Subsidiaries
           Notes to Consolidated Financial Statements

NOTE 7 -COMMITMENTS AND CONTINGENCIES  - (continued)

(D)  Adjudication and Settlement of Lawsuit: (continued)

Such result was completely unexpected by the Company and its counsel. On March 19, 1997, the Company filed a notice of appeal of the District Court's decision with the U.S. Court of Appeals for the Third Circuit. The Company also sought to negotiate a settlement of the judgement amount with the plaintiff. On April 9, 1997, such settlement negotiations resulted in the plaintiff agreeing to accept the Company's offer of $143,500 in full satisfaction of the judgement amount. Payment thereof was made on April 10, 1997. The Company accrued the loss at December 29, 1996 and for the year then ended in accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies."

NOTE 8 -FAIR VALUE OF FINANCIAL INSTRUMENTS

At December 28 1997, the Company's financial instruments consist of cash, note payable, bank and due to Integrated Food Systems, Inc. The fair value of these accounts approximates their carrying value at such date.

NOTE 9 -IMPAIRMENT/SALE OF RESTAURANT ASSETS

(A)  Asset Impairment, Brooklyn Restaurant:

As of December 28, 1997, cognizant of the results of and the future prospects for its managed Empire Boulevard Restaurant in Brooklyn, the Company determined that the historical cost-basis carrying value thereof would not be recovered by the future cash inflows attributable to its restaurant operations and sub-lease arrangement. The Company further determined that it would seek to sell this restaurant property including the related sub-lease. In accordance with Financial Accounting Standard No. 121, the Company has written down this restaurant's tangible and intangible assets to $60,000, representing the estimated fair value thereof less estimated costs to sell. Such write-down results in a loss of $159,772. Although there presently exists no written agreement for such sale, the Company expects that the sale of this restaurant will be consummated by the end of 1998. Prior to such anticipated consummation, the Company expects to continue the operation of this restaurant, subject to the existing management agreement. (See Note 7C). For the years ended December 28, 1997 and December 29, 1996, the Empire Boulevard Restaurant had net divisional losses of $28,809 and $42,641, respectively.

(B)  Gain on Sale of Queens Restaurant:

On April 15, 1997, the Company consummated the sale of its Hillside Avenue, Queens Restaurant to an unaffiliated party, who had previously purchased two of the Company's restaurants and also manages the Company's Empire Boulevard Restaurant in Brooklyn. The purchase price for this restaurant, the lease for which expires on July 31, 1998, was $30,000 plus closing adjustments of $11,331 for inventory and prepaid/ accrued items. The price is subject to increase by a minimum of $50,000, in the event the purchaser obtains any extension of the lease. For extensions of the lease term in excess of five years, the price is increased by an additional $10,000 per year to a maximum of $50,000. Therefore, for an extension of ten years or more, the adjusted purchase price will be $130,000.

                              F-11

           Fast Food Operators, Inc. and Subsidiaries
           Notes to Consolidated Financial Statements

NOTE 10-  INCOME TAXES

Due to available net operating tax loss carryforwards in excess of taxable income for fiscal 1997 and 1996, the Company did not incur any income taxes in either year. At December 28, 1997, the Company has net operating loss and jobs tax credit carryforwards of approximately $1,489,000 and $91,000, respectively, which expire in 2009 and 2002.

Under FAS 109, the loss and tax credit carryforwards referred to above as well as certain other book-tax differences give rise to deferred tax assets which at December 28, 1997 aggregated $586,200, all of which were offset by an equivalent valuation allowance based on an estimated likelihood of realizability of less than 50%.

Reconciliation of the tax on (benefit from) income (loss) to the expected tax (benefit) computed by applying the U.S. federal income tax rate to income (loss) before income taxes is:

                                      Percent of Pre-Tax Income (Loss)
                                      --------------------------------
                                            1997        1996
                                            -----       -----
        Computed expected tax (benefit)      34.0       (34.0)
        Benefit from net operating
         tax loss carryforward              (34.0)        -

        Net operating loss, providing
         no federal income tax benefit         -         34.0
                                             -----      -----
                                               -          -
                                             =====      =====

The tax effects of temporary differences that give rise to deferred tax assets (before valuation allowances) and deferred tax liabilities at December 28, 1997, none of which gave rise to any deferred income tax provision or benefit in either fiscal 1997 or 1996, are as follows:

                                             Assets/Liabilities
                                             ------------------
            Assets
            ------
Non-current:
 Property and equipment, net of
  accumulated depreciation                        $ 48,800
 Deferred costs and expenses, net of
  accumulated amortization                             100
 Net operating loss carryforward                   446,700
 Jobs tax credit carryforward                       90,600
                                                  --------
Total deferred tax assets                         $586,200
                                                  ========

For the year ended December 28, 1997, the valuation allowance decreased by $14,450 to $586,200. The net deferred tax asset at December 28, 1997 was therefore zero.

                              F-12

           Fast Food Operators, Inc. and Subsidiaries
           Notes to Consolidated Financial Statements

NOTE 11 -SUBSEQUENT EVENTS

(A) Prepayment of Note Payable, Bank:

In January 1998, the Company retired its outstanding indebtedness of $88,542 to the BSB Bank & Trust Company, without prepayment penalty. The Company also paid interest charges totalling
$1,970, accrued through the January 20, 1998 prepayment date.

(B) Renewal of Management Agreement:

On January 26, 1998, the management agreement pursuant to which IFS manages the Company was renewed for an additional year at its existing terms of $12,000 per restaurant subject to an annual minimum of $96,000.

                              F-13

                   FAST FOOD OPERATORS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                         March 29,        December 28,
                                           1998               1997
                                        ----------        ------------
                                        (Unaudited)             *

      Assets
      ------

Current assets:
   Cash                                 $  268,173        $  276,956
   Inventory                                24,157            28,202
   Prepaid expenses and other
     current assets                         61,777            87,332
                                        ----------        ----------
         Total current assets              354,107           392,490

Property, plant and equipment, net         318,795           320,294

Other assets:
   Security deposits                         8,500             8,500
   Franchise fees, net                        -                  684
                                        ----------        ----------
          Total assets                  $  681,402        $  721,968
                                        ==========        ==========

      Liabilities and Shareholders' Equity
      ------------------------------------

Current liabilities:
   Current maturities of note
     payable, bank                      $     -           $   62,500
   Accounts payable, accrued expenses
     and other current liabilities         261,882           259,241
   Taxes, other than income taxes           53,441            49,159
   Due to Integrated Food
     Systems, Inc.                          11,284            13,222
                                        ----------        ----------
         Total current liabilities:        326,607           384,122

Note payable bank, less current
   maturities                                 -               26,042
Security deposits payable                    6,000            12,274
                                        ----------        ----------
         Total liabilities:                332,607           422,438
                                        ----------        ----------
Shareholders' equity -
   Common stock - $.01 par value;
     authorized 10,000,000 shares;
     issued and outstanding
     8,914,300 shares                       89,143            89,143
   Additional paid-in capital            2,142,862         2,142,862
   Retained earnings (deficit)          (1,883,210)       (1,932,475)
                                        ----------        ----------
                                           348,795           299,530
                                        ----------        ----------
         Total liabilities and
          shareholders' equity          $  681,402        $  721,968
                                        ==========        ==========

See accompanying notes to condensed consolidated financial statements. *Condensed from audited financial statements.

                                      F-14

                   FAST FOOD OPERATORS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)




                                              Three Months Ended
                                           -------------------------
                                            March 29,      March 30,
                                              1998           1997
                                           ----------     ----------

Sales                                      $1,202,456     $1,322,026
Cost of sales                                 362,116        441,538
                                           ----------     ----------
Gross profit                                  840,340        880,488
                                           ----------     ----------
Store labor expenses                          317,003        385,392
Store operating and occupancy expenses        299,234        345,402
Advertising and royalty expenses               96,062        105,674
General and administrative expenses            91,549         66,852
Interest expense                                  211           -
Rental income                               (   2,700)     (   2,700)
Income and expense reimbursement arising
  from management sub-contract              (  10,284)     (  15,977)
                                           ----------     ----------
                                              791,075        884,643
                                           ----------     ----------



Net income (loss)                          $   49,265     $(   4,155)
                                           ==========     ==========

Weighted average number of shares
  outstanding                               8,914,300      8,914,300
                                           ==========     ==========

Net income (loss) per share                $      .01     $    (  - )
                                           ==========     ==========

See accompanying notes to condensed consolidated financial statements.

                                          F-15

                   FAST FOOD OPERATORS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (Unaudited)


                                              Three Months Ended
                                           -------------------------
                                           March 29,       March 30,
                                              1998            1997
                                           ---------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net income (loss)                        $  49,265       $(  4,155)
                                           ---------       ---------
   Adjustments to reconcile to net
   cash provided (required) by
   operating activities
     Depreciation and amortization            16,763          26,302

     Change in assets and liabilities:
       Inventory                               4,045           1,228
       Prepaid expenses and other
         current assets                       25,555        (  5,315)
       Due from/to Integrated Food
         Systems, Inc.                      (  1,938)       (  3,258)
       Accounts payable, accrued
         expenses and other current
         liabilities                           2,641        ( 75,821)
       Taxes, other than income
         taxes                                 4,282           7,065
                                           ---------       ---------
       Total adjustments                      51,348        ( 49,799)
                                           ---------       ---------
       Net cash provided (required)
         by operating activities             100,613        ( 53,954)
                                           ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets                  ( 14,580)       ( 43,858)
  Other                                     (  6,274)       (  7,758)
                                           ---------       ---------
       Net cash used by investing
         activities                         ( 20,854)       ( 51,616)
                                           ---------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES:

  Note principal payments                   ( 88,542)          -
                                           ---------       ---------
       Net decrease in cash                 (  8,783)       (105,570)

CASH, beginning of period                    276,956         230,604
                                           ---------       ---------
CASH, end of period                        $ 268,173      $  125,034
                                           =========      ==========
SUPPLEMENTAL DISCLOSURES:

  Interest expense paid                    $     211      $     -
                                           =========      ==========

See accompanying notes to condensed consolidated financial statements.

                              F-16

               FAST FOOD OPERATORS, INC. AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                               (Unaudited)

1. In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position at March 29, 1998, and the results of operations and cash flows for the three-month periods ended March 29, 1998 and March 30, 1997.

2. The condensed consolidated results of operations for the three-month period ended March 29, 1998, are not necessarily indicative of the results to be expected for the full year.

3. The Company's Empire Boulevard Restaurant in Brooklyn is managed by an unrelated party pursuant to a management agreement. The agreement provides for the manager to receive the restaurant's net cash flow and for the Company to receive a monthly fee equal to the greater of $200 per month or five percent of such cash flow. If monthly cash flow is negative, the manager must pay the Company the amount of negative cash flow in addition to the monthly minimum fee. Negative cash flow for the three-month periods ended March 29, 1998 and March 30, 1997 was $9,684 and $15,377, respectively. The net fee for such periods was accordingly $10,284 in 1998 and $15,977 in 1997.

      The manager has offered to purchase this restaurant from the Company for $70,000 plus the usual closing adjustments for the store's cash bank, inventory and prepaid/accrued items. Management anticipates accepting such offer subject to the execution of a definitive asset purchase agreement.

4. On April 16, 1998, the Company received a verbal offer to purchase four of its restaurants (excluding only the managed Empire Boulevard restaurant) for $900,000. The offer was made by Gary Monie, formerly the Company's Vice President of Operations. Since resigning this position in the Fall of 1995, Mr. Monie has continued to provide restaurant operation supervisory services for the Company, as a consultant. The offer contemplates that if ultimately consummated, the purchase will be made by a limited liability company in which Mr. Monie will be a managing member.

      Management is negotiating a definitive contract for the sale of these four restaurants, which in the aggregate constitute substantially all of the Company's assets. In addition to the execution of a definitive agreement, consummation of such sale requires the formal approval of the board of directors as well as the shareholders of the Company. Such approval by theshareholders will require the Company to prepare and file a proxy statement with the Securities and Exchange Commission.

5. Due to available net operating tax loss carryforwards, a provision for income taxes was not required for the three months ended March 29, 1998.

6. Earnings (loss) per share is based upon the earnings or loss for the period divided by the weighted average number of common shares outstanding during the period. The Company has no potentially dilutive securities outstanding. Accordingly, the Company's per share data was not affected by adoption of Statement of Financial Accounting Standards No. 128, "Earnings Per Share," issued in February 1997 and effective for annual and interim periods ending after December 15, 1997.

7. For the three-month periods ended March 29, 1998 and March 30, 1997, the Company had no components of comprehensive income
(loss) other than net income (loss). Accordingly, comprehensive income (loss) for such periods equaled net income of $49,265 in 1998 and net loss of $4,155 in 1997.


                           EXHIBIT A

       ASSET PURCHASE AGREEMENT DATED AS OF JULY 10, 1998

            BY AND BETWEEN FAST FOOD Operators, INC.

                              AND

                           POPYORK LLC


---------------------------------------------------------------------


                           EXHIBIT B

          PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
                               OF
                   FAST FOOD OPERATORS, INC.



--------------------------------------------------------------------






                     FAST FOOD OPERATORS, INC.

                 42-40 BELL BOULEVARD, SUITE 200
                     BAYSIDE, NEW YORK  11361
                          (718) 229-1113

            PROXY SOLICITED BY MANAGEMENT OF THE COMPANY

The undersigned hereby constitutes and appoints Lewis E. Topper, whom failing, Daniel A. Poganski, or either of them acting in the absence of the other, with full power of substitution, to be the true and lawful attorneys and proxies for the undersigned to vote at the Special Meeting of Shareholders of Fast Food Operators, Inc., (the "Company") to be held at the Company's offices at No. 1 Commercial Drive, Area E, Florida, New York 10921 on September 12, 1998, at 10:00 a.m., local time, or at any adjournment thereof, notice of which meeting together with a Proxy Statement has been received.

Said proxies are directed to vote the shares the undersigned would be entitled to vote if personally present upon the following matters, all more fully described in the Proxy
Statement.

The Board of Directors favors a vote FOR the following proposal:

1.   That the Company approve and adopt the following proposal:

The sale by the Company of substantially all of the assets of the Company that are related to four (4) Popeye's Famous Fried Chicken and Biscuits restaurants located in Brooklyn, Queens and New York, New York (the "Restaurants") to Popyork LLC, a New York limited liability company (the "Purchaser"), for $900,000 (subject to adjustment at closing) in cash, to be effected pursuant to an Asset Purchase Agreement (the "Purchase Agreement") dated as of July 10, 1998 between the Company and the Purchaser (the "Sale Transaction"), and a proposed plan of complete liquidation and dissolution of the Company whereby, provided the transactions contemplated by the Asset Purchase Agreement are approved and consummated, the Company will take action to dissolve and wind-up the business and affairs of the Company (the "Plan of Liquidation").


_______ FOR         _______  AGAINST         _______  ABSTAIN


2. In accordance with their best judgment with respect to any other business that may properly come before the meeting.

The shares represented by this Proxy will be voted and in the event instructions are given in the space provided, they will be voted in accordance therewith; if instructions are not given, they will be voted as recommended by the Directors with regard to the proposals.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement.

Number of Shares:_______________   Dated:_____________________



----------------------------------------
Signature (must correspond with the name as printed in the space beside)